HAWKS INDUSTRIES, INC.
                                913 Foster Road
                             Casper, Wyoming 82601

    NOTICE OF SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON [June 19, 2000]

     To the Shareholders of
     HAWKS INDUSTRIES, INC.

     On June 10, 1999, Hawks Industries, Inc., a Wyoming Corporation (the "Company"), entered into an Agreement (the "Agreement") which, as amended, is with Universal Equities Consolidated, LLC, David H. Peipers, The Cornerhouse Limited Partnership and The Winsome Limited Partnership (collectively referred to as "Buyers"), which will allow Buyers to secure a controlling interest in the Company's common stock through a Private Placement. The value placed on the Company's shares in the Agreement was $1.60 per share for at least 6,250,000 shares of common stock yielding the Company a consideration of $10,000,000. The Agreement also included the right to buy up to an additional 14,375,000 shares at the same price. The maximum consideration to be received by the company is $33,000,000 if all the additional shares are purchased.

     Subsequent to the Agreement, on April 17, 2000, the Company's Board of Directors declared a 7.5% stock dividend for all shareholders of record on May 1, 2000. The dividend required an adjustment to the number of shares to be delivered to the Buyer which increased the number of shares to be disbursed to 6, 718, 750 and the right to buy shares to 15,453,125. The total number of shares subject to the agreement is now 22,171,875. The total consideration for the private placement did not change and therefore, the adjusted price per share is now $1.49. References throughout the proxy materials will be made on adjusted numbers which result from the stock dividend.

     The terms of the Agreement require a payment of at least $5,000,000 in cash, with the remainder of the consideration being paid in cash and/or transfer of Buyer's rights to receive payment from a debt obligation from North Star Exploration, Inc. ("North Star"), and/or North Star common stock, and/or Zeus Consolidated Holdings, Inc. ("Zeus") common stock. North Star and Zeus are private Nevada Corporations which own or hold options on mineral rights in Alaska. The options held by North Star cover approximately 7,000,000 acres in Alaska.

     The Agreement also requires the redemption of shares in the Company owned by three principal shareholders in exchange for certain assets of the Company. Therefore, on June 9, 1999, the Company entered into a Redemption of Shares Agreement with officers and directors, Bruce A. Hinchey and James E. Meador, Jr. and principal shareholder Anne D. Zimmerman Revocable Trust dated November 14, 1991 (collectively referred to as "Principal Shareholders"), to acquire all of Principal Shareholders' common stock in the Company, excluding their ESOP shares, in exchange for assets of the Company.

     The June 9, 1999 Redemption of Shares Agreement was determined as a result of negotiations between the Directors and the three principal shareholders using as part of the consideration, book values for the shares and exchanged assets as reported by the Company in the most recent 10-K Report. The Agreement was unanimously approved by the Company's Board of Directors with Bruce A. Hinchey and James E. Meador, Jr. abstaining from said approval.

     The Company entered into the Agreement to provide a substantial injection of capital and to allow the Company to participate in future exploration and development of the North Star mineral rights in Alaska. As a result of this Agreement, the principal business of the Company will change from an environmental testing business to a natural resource exploration and development business.


     The Company expects to use the proceeds of the transaction for general corporate purposes and future operations, which may include, in addition to mineral exploration on the option lands held by North Star, projects related to sustainable (i.e. environmentally friendly) development of energy natural resources. The ownership of the company's common stock by shareholders will not be affected by the proposed transaction, the Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934 following completion of the transaction, and the company's common stock may continue to trade on the NASDAQ Stock Exchange to the extent a market continues to exist. The Company has no control whether a market will continue to exist.

     If the transaction is not approved by the Shareholders, the Company anticipates that it will continue with its current operations which consist mainly of environmental testing. The private placement and redemption of shares described above will be subject to the Company's shareholders' approval at its Special Meeting in lieu of the Annual Meeting.

     The discussion of the information set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement.

     NOTICE IS HEREBY GIVEN that the Special Meeting in lieu of the Annual Meeting of Shareholders of HAWKS INDUSTRIES, INC., a Wyoming Corporation (the "Company"), will be held at the office of the Company at 913 Foster Road, Casper, Wyoming 82601 on [June 19, 2000] at 2:00 P.M. or at any postponement or adjournment thereof for the following purposes:

1. To elect one director to serve until the Annual Meeting of the Shareholders to be held in 2002 or until his successor has been elected and qualified.

     This matter is covered in the Election of Directors section of the Proxy Statement.

2. To increase the authorized number of shares of common stock from 5 million to 50 million shares for the purpose of raising additional capital through a private placement of common stock. Referred to in the Proxy Statement as Proposal 1.

3. To approve the private placement of up to shares of common stock with Universal Equities Consolidated, LLC., David H. Peipers, The Cornerhouse Limited Partnership and The Winsome Limited Partnership. Referred to in the Proxy Statement as Proposal 2.

4. To approve the redemption of common stock through a disposition of Company assets to principal shareholders, Bruce A. Hinchey, James E. Meador, Jr. and the Anne D. Zimmerman Revocable Trust dated November 14, 1991. Referred to in the Proxy Statement at Proposal 3.

5. To approve a change of domicile for the Company from Wyoming to Nevada. Referred to in the Proxy Statement as Proposal 4.

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on [May 10, 2000], will be entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend and to meet the management and Board of Directors of the Company.
                                   By Order of the Board of Directors

                                   Bob Despain
                                   Secretary
Casper, Wyoming
_______________, 1999
                                   IMPORTANT
           IF YOU DO NOT PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND
                           RETURN THE ENCLOSED PROXY
             NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES

                                PROXY STATEMENT

                             HAWKS INDUSTRIES, INC.

                                913 FOSTER ROAD
                             CASPER, WYOMING 82601

                         SHAREHOLDERS ENTITLED TO VOTE

     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HAWKS INDUSTRIES, INC. (the "Company") for use at the Special Meeting in lieu of the Annual Meeting of the Shareholders of the Company. It is anticipated that these proxy materials will be mailed to Shareholders on or about [May 12, 2000].

      Holders of shares of the Common Stock of the Company of record at the close of business [May 10, 2000], will be entitled to vote at the Special Meeting in lieu of the Annual Meeting of Shareholders to be held on [June 19, 2000] at 2:00 P.M. at the offices of the Company at 913 Foster Road, Casper, Wyoming 82601 or at any postponement or adjournment thereof.

     This Proxy Statement relates to the approval of a number of matters as summarized in the notice which is attached to this Proxy Statement and described in more detail herein. The Company is also delivering with this proxy statement the following documents which are hereby incorporated herein: North Star Exploration, Inc. Financial Statements for the Periods Ended December 31, 1999and 1997 and for the Periods from Inception (January 31, 1997) to December 31, 1999 together with the Report of Independent Public Accountants. The Company further incorporates by reference into this Proxy Statement the Company's annual report on Form 10-K for the year ended December 31, 1999 its reports on Form 8-K reporting events of June 9, 1999 and June 10, 1999, and amendments thereto, and all other reports filed since December 31, 1999, in accordance with Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended.

      Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may be revoked by any Shareholder present at the meeting who expresses a desire to vote his or her shares in person. A proxy, when executed and not so revoked, will be voted in accordance therewith.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders. Any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, will not be counted as voting on a particular matter. The officers, directors, and/or principal Shareholders, Bruce A. Hinchey, James E. Meador, Jr., and Anne D. Zimmerman Revocable Trust dated November 14, 1991 of the Company (holders of approximately 418,863 shares, 29.3% of the outstanding shares) have indicated their intention to abstain from voting on the Redemption of Shares Proposal 3 as they have a conflict of interest in said proposals. No other shareholder has indicated his or her intentions with respect to voting on any of the proposals. All properly executed and unrevoked proxies, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon. All properly executed and unrevoked proxies that do not contain voting instructions will be voted in favor of Proposals 1, 2 and 3.

     The Company will bear the cost of the proxy solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.

                               DISSENTERS' RIGHTS

     The Wyoming Business Corporation Act provides shareholders a right to dissent and obtain payment of the fair value of their shares from the Company under certain circumstances; provided, that, if the shareholder has a right to dissent, the shareholder strictly follows the statutory procedures for doing so to perfect his or her dissenters' rights. In connection with the Redemption of Shares Proposal 3 contained in this Proxy Statement shareholders may have the right to dissent if the Company completes the proposed transaction. For a detailed description of these dissenters' rights and the statutory provisions governing them, see the section entitled "DISSENTERS' RIGHTS" appearing immediately after the description of the Redemption of Shares in Proposal 3.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote upon each matter submitted to a vote.

     The close of business on [May 10, 2000], has been fixed by the Board of Directors as the record date for determination of Shareholders entitled to vote at the meeting, and the number of outstanding shares on, April 1, 2000 was 1,426,208.

     The following table shows the beneficial ownership of the shares of the Company as of the close of business on April 1, 2000, of each person known to the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock and of all officers and directors as a group. Unless noted to the contrary, each person or entity has direct ownership and sole voting dispositive power.

                                                             Percent of
Name and Address                     Shares Owned        Class Outstanding
----------------                     ------------        -----------------
Bruce A. Hinchey                    124,623 (a) (c)             8.7
913 Foster Road
Casper, Wyoming 82601

James E. Meador, Jr.                129,586 (b) (c)             9.1
913 Foster Road
Casper, Wyoming 82601

Anne D. Zimmerman                       164,655                 11.5
Revocable Trust
400 E. 1st St.
Casper, Wyoming 82601

All Officers and Directors  and         418,863                 29.3
5% Shareholders as Group (three
in number)

(a) Included are 12,420 shares allocated in the Company's Employee Stock Ownership Plan-Trust.
(b) Included are 12,502 and 2,678 shares allocated to Mr. Meador and his spouse respectively in the Company's Employee Stock Ownership Plan-Trust.
(c) Included are 1,801 shares Mr. Meador and Mr. Hinchey own through H & M Properties.


                 INTEREST OF PARTIES IN MATTERS TO BE ACTED ON

     Bruce A. Hinchey, President of Hawks Industries, Inc.; James E. Meador, Jr., Vice President of Hawks Industries, Inc.; and Anne D. Zimmerman, a Physician, through her Revocable Trust (collectively referred to as "Shareholders"), will receive certain assets of the Company in exchange for their common stock in the Company if the proposed Redemption of Shares is approved by the shareholders of the Company at the Special Meeting in lieu of the Annual
Meeting. For this reason, Bruce A. Hinchey, James E. Meador, Jr. and Anne D. Zimmerman Revocable Trust dated November 13, 1991 will abstain from voting on the Proposal 3 transaction at the Special Meeting in lieu of the Annual Meeting.

     None of the Shareholders has been convicted in a criminal proceeding during the past ten years. Shareholders have purchased the following shares of common stock of the Company in the past two years:

Name                               Date of Purchase            Shares
----                               ----------------            ------
Bruce A. Hinchey                     January, 1998              215

James E. Meador, Jr.                 October, 1998             1,075

                                      March, 1999              2,150

Anne D. Zimmerman                    February 1998            164,655
Revocable Trust dated
November 13, 1991

     Shareholders have not sold any shares during the past two years. The shares purchased were through cash transactions. Shareholders are not party to any contract, arrangements, or understandings with any person with respect to any securities of the Company. Shareholders have no arrangement or understanding with any person with respect to any future employment by the Company or its affiliates' or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                             ELECTION OF DIRECTORS

      Pursuant to the Company's Certificate of Incorporation and By-laws, Directors are divided into three classes that contain one or more Directors and hold a term of office of three years.

      As of the date of this Proxy Statement, one Class II Director will be elected to serve until 2002 or until a successor is duly elected and qualified.

      At the meeting it is proposed that Gerald M. Moyle, who is presently the Class II Director of the Company and whose term expired in 1999, be elected for a three year term. Upon election he shall serve in such capacity until the 2002 Annual Meeting of the Shareholders or until a successor is duly elected and qualified.

      If the enclosed Proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for the person nominated for election as Director of the Company. If the nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The management presently has no knowledge that any nominee will refuse or be made unable to serve.

      The following information is furnished as of April 1, 2000, with respect to the nominee and the other Directors whose terms in office will continue after the meeting.

                              Principal Occupation        Year Since          Share of
                           During the Last Five Years       which           Common Stock       Percent
                           and Position with Company     Continuously       Beneficially         of
Name/Age                   (In Addition to Director)      A Director            Owned           Class
--------                   -------------------------      ----------            -----           -----
Dwight B. Despain/ 45      Appointed as  a Class  III        1992               2,204            .2
                           Director August 24,  1992.
                           Attorney  with   Dixon   &
                           Despain, Casper, WY  since
                           1990; Warnick & Blood  Law
                           Offices from 1985-1990.

Bruce A. Hinchey/ 50       Appointed as  a Class  III        1993                                8.7
                           Director  May  12,   1993;                      124,623 (a) (c)
                           President    of    Western
                           Environmental Services and
                           Testing,  Inc.,  a  wholly
                           owned subsidiary of  Hawks
                           Industries whose principal
                           business   is    providing
                           environmental      testing
                           services from 1981 through
                           1997. President  of  Hawks
                           Industries, Inc. and Vice-
                           President    of    Western
                           Environmental  Services  &
                           Testing,  Inc.  since  Mr.
                           Meador     became      the
                           President in 1998.

James E. Meador, Jr./ 46   Appointed  as  a  Class  I        1993          129,586 (b) (c)       9.1
                           Director  May  12,   1993;
                           Vice President of  Western
                           Environmental Services and
                           Testing, Inc. 1981 through
                           1997. President of Western
                           Environmental  Services  &
                           Testing,  Inc.  and  Vice-
                           President     of     Hawks
                           Industries, Inc. beginning
                           in 1998. Mr. Meador had no
                           gap  in   his   employment
                           between     being     Vice
                           President and President of
                           Western      Environmental
                           Services & Testing, Inc.

Gerald M. Moyle/ 44        Appointed  as   Class   II        1994                 9              .0
                           Director  June  30,  1994;
                           Land  Manager   of   Brown
                           Operating,   Inc.    since
                           1984.

(a)Included are 12,420 shares allocated in the Company's Employee Stock Ownership Plan-Trust.

(b)Included are 15,179 shares allocated to Mr. Meador and his spouse in the Company's Employee Stock Ownership Plan-Trust.

(c)Included are 1,801 shares Mr. Meador and Mr. Hinchey own through H & M Properties.

                       RESUME OF NOMINEE GERALD E. MOYLE

Gerald E. Moyle, Director

   Mr. Moyle graduated from the University of Wyoming in 1977 with a Bachelor of Science degree. He was a staff accountant for Fox & Company from 1977 to 1979 when he became controller of LR Company to 1980; was vice president of Cowboy Resources, Inc. from 1980 to 1984. From 1984 to the present, Mr. Moyle has been the land manager for Maurice W. Brown and Brown Operating, Inc., an oil and gas exploration and development company. He was elected to the Board of Directors for Hawks Industries, Inc. June 30, 1994.

   The Board of Directors met formally twice during the fiscal year. Mr. Moyle was present for both meetings. All other directors were present for the meetings of the Board of Directors in fiscal 1998. In addition, discussions were held frequently on an informal basis, and all action specifically required to be approved by the Board of Directors, pursuant to the Wyoming Corporation Law, was taken by written consent setting forth the action so taken signed by all the directors provided by Section 141 (t) of the Law.

    The Board of Directors audit committee  consists of  Gerald E. Moyle,  James
E. Meador, Jr., and Dwight B. Despain.

    The Board of Directors has no nominating or compensation committee.

              REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

      The following table sets forth all cash compensation paid by the Company during the fiscal year to executive officers whose cash compensation exceeded $60,000 and to all executive officers as a group.

                             Executive Compensation

                                  Annual compensation                Long term compensation
                                                                        Awards           Payout
Name and principal        Year   Salary  Bonus   Other annual   Restricted  Securities    LTIP      All
position                          ($)     ($)    Compensation     Stock    Under-Lying   payouts   other

                                                      ($)        Award(s)     Option       ($)    Compen-
                                                                             SARS (#)              sation

          (a)             (b)     (c)     (d)         (e)          (f)         (g)         (h)      (i)

CEO-Bruce A. Hinchey      1999  104,000   -0-       (a, b)         -0-         -0-         -0-      -0-
President and Director    1998   80,000   -0-       (a, b)         -0-         -0-         -0-      -0-
of Hawks Industries,      1997   87,800   -0-       (a, b)         -0-         -0-         -0-      -0-
Inc. Vice President of
Western Environmental
Services & Testing, Inc.

James E. Meador, Jr.      1999  103,000   -0-       (a, b)         -0-         -0-         -0-      -0-
Vice President and        1998   80,000   -0-       (a, b)         -0-         -0-         -0-      -0-
Director of Hawks         1997   87,800   -0-       (a, b,)        -0-         -0-         -0-      -0-
Industries, Inc.,
President of Western
Environmental Services &
Testing, Inc.

Joseph J. McQuade         1998   37,320   -0-         (a)          -0-         -0-         -0-      -0-
President, CEO and        1997   98,280   -0-         (a)          -0-         -0-         -0-      -0-
Director of Hawks
Industries.

All Executive Officers    1999  207,000   -0-                      -0-         -0-         -0-      -0-
as a Group (Two in        1998  160,000   -0-                      -0-         -0-         -0-      -0-
number)                   1997  273,880   -0-                      -0-         -0-         -0-      -0-

(a) Messers. Hinchey, Meador and McQuade received other compensation valued at less than 10% of the compensation reported in this table.

(b) Pursuant to employment agreements expiring 2004, Messers. Hinchey and Meador would receive a lump sum payment of approximately four years' salary and each would receive approximately $100,000 in consideration of receiving a reduced salary in past years if employment should be terminated by the Company without cause.

   Directors  who are  not  employees  are  paid  $300  per  meeting  for  their attendance at Board meetings. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and Shareholder's meetings.

                      EMPLOYEE STOCK OWNERSHIP PLAN TRUST

      The Plan was Adopted in December 1975. Annual contributions by the Company are not mandatory, but the Plan provides for annual contributions by the company to the profit-sharing trust for the account of eligible employees in an amount up to 25% of their salaries subject to the limitation imposed by ERISA. The Plan provides that the Trustee shall invest the funds in shares of Common Stock of the Company purchased either in the open market, directly from the Company, or from existing shareholders. All of the shares will remain with the Trustee until paid to employees upon leaving the Company's service. In the event of retirement, disability or death, the entire amount of the employee's credit will be directly distributed to the employee or his named beneficiary. Upon termination, other than by reason of death, disability or retirement, the amount at termination will be a percentage of the amount of his account as follows:

                            Years                 Percentage
                             --------------------------------
                                2                     20%
                                3                     40%
                                4                     60%
                                5                     80%
                                6                    100%

     The Company has the right to amend or terminate the Plan at any time. The purpose of the Plan is to provide employees with additional incentive and opportunity, through the Company contribution, to acquire an Ownership in the Company by becoming shareholders.

     During the Fiscal year, the amounts accrued by Mr. Hinchey and Mr. Meador and his spouse were, respectively $3,672 and $4,667.

                          INCENTIVE STOCK OPTION PLAN

     The Plan approved by the Shareholders of the Company on June 15, 1982, authorized the stock incentives for key executives to further the identity of their interest with the interests of the shareholders and to increase their
stake in the future  growth and prosperity  of the Company.   This Plan  expired
June 15, 1992. The Plan was intended to induce continued employment of key executives and, by offering comparable incentives, to enable the Company to compete for, attract, and retain competent executives.

     As of the date of this Proxy Statement there are options outstanding for 2,688 shares under the Plan. They were issued in September 1990 and will, if not exercised previously, expire in September of 2000.

                              SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Officers, Directors, and greater than 10% stockholders are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that, during the period January 1, 1998 to December 31, 1999, all filing requirements applicable to its Officers, Directors, and greater than 10% beneficial owners were completed and timely filed.

                                   BACKGROUND

                             PROPOSALS 1, 2, AND 3

     In the spring of 1999, the Buyers contacted the President of the Company, Bruce A. Hinchey, with a proposal to secure a controlling interest in the Company's common stock through a private placement.

     The Buyers represented that they were interested in returning the Company's primary business focus to natural resources exploration and development and were not interested in continuing the environmental testing business conducted by the Company's subsidiary, Western Environmental Service & Testing, Inc.

     The Company was originally founded and has operated as a natural resource exploration and development company. However, due to a constricted cash position as a result of low crude oil prices for the past several years, the Company has been unable to pursue natural resources projects.

     Management and the Company's Directors recognized that the private placement with the Buyers would allow the Company to refocus its efforts into the natural resources business allowing Management and the Company's employees to return to the type of business the Company was originally formed to conduct and therefore negotiated the private placement of common stock at the Company's book value per share. The Buyers originally offered to acquire the Company shares at the NASDAQ trading price which was approximately $0.90 per share. The Board of Directors rejected that offer and demanded the book value per share at the time, which was $1.60 prior to the stock dividend. The Buyers agreed to the Directors' price per share demand. The private placement of common stock requires an increase in the number of authorized shares of the Company's common stock by its shareholders.

     As part of the private placement transaction, the Buyers required a liquidation of the Company's environmental testing subsidiary and related assets and a redemption of the principal shareholders' common stock in the Company. In 1992, Bruce A. Hinchey and James E. Meador, Jr., two of the three principal shareholders, transferred 100% interest in Western Environmental Services and Testing, Inc. to the Company in exchange for their current holdings of the Company's common stock. The environmental testing subsidiary has remained substantially the same size since its acquisition by the Company. Results from the environmental testing business have yielded a lack of stability in income to the Company. In fact, the Company has experienced losses in some years since the business was acquired. Therefore it was determined by the Directors, other than Mr. Hinchey and Mr. Meador, that the environmental testing business did not produce the desired results to the Company and a return of the environmental testing business in exchange for the common stock originally conveyed for the business would satisfy both the Buyers' requirements in the private placement transaction and should be submitted to the shareholders of the Company for their approval. Other assets of the Company are being used in Proposal 3 to satisfy obligations and liabilities of the Company to the Principal Shareholders. The Company's management and Directors did not receive or consider any other business opportunities or offer other than from the Buyers.


     Results of the above described negotiations and proposed transactions were all conditioned on the approval of a majority of the Company's Shareholders at its next Special Meeting in lieu of the Annual Meeting. If any one of the three proposed transactions is not approved by a majority of the shareholders, all of the proposed transactions will be terminated. The proposed transactions are set forth in Proposals 1, 2, and 3 which follow.

                                   PROPOSAL 1

                       AUTHORIZE INCREASE IN COMMON STOCK
                     $0.01 PAR VALUE FROM 5,000,000 SHARES
                              TO 50,000,000 SHARES

     The Company requests the authorization from a majority of its voting Common Stock, $0.01 par value shareholders to increase the number of authorized Common Stock, $0.01 par value shares from 5,000,000 to 50,000,000.

     The increase in the number of authorized shares is necessary to complete the June 10, 1999 private placement transaction which is described in detail in Proposal 2 below. The increase in authorized shares will result in 10 times more shares being available for issue by the Company and, if issued, could result in a dilution of interest ownership by existing shareholders. The rights of the existing shareholders will not be altered by this increase and the newly authorized shares will carry the same rights, privileges and powers which currently exist with the Common Stock, $0.01 par value shares. The increase in the authorized shares of common stock will in some cases allow the Company to issue additional shares without shareholder approval. The issuance of additional shares otherwise than a stock split or stock dividend will have a dilutive effect on shareholder ownership of the Company and as a result, reduce the percentage ownership of the shareholder. The proposed Resolution to increase the authorized number of shares in the Company is attached hereto as Exhibit "A".

                                Intended Use of
                    45,000,000 Additional Authorized Shares

                         Use                                   Number of Shares
                         ---                                   ----------------
Shares to be Issued In Private Placement described in                 6,718,750
   Proposal 2
Shares to be issued if all options are exercised in                  15,453,125
   Private Placement described in Proposal 2
Shares authorized but not issued                                    22,828,125*
                                                                    -----------
      Total Additional Shares                                        45,000,000

     *The Company has no present plans, commitments or understandings with regard to the issuance of any of the presently authorized but unissued shares.

                                   PROPOSAL 2

                       PRIVATE PLACEMENT OF COMMON STOCK

     On June 10, 1999, the Company entered into an Agreement, which as amended , is with Universal Equities, Consolidated, LLC, David H. Peipers, The Cornerhouse Limited Partnership and The Winsome Limited Partnership (collectively referred to as "Buyers") which will allow Buyers to secure a controlling interest in the Company's common stock through a private placement. The value placed on the Company's shares in the offer was approximately $1.49 per share for at least 6,718,750 shares of common stock yielding the Company a consideration of $10,000,000. The Agreement was amended on September 23, 1999, October 15, 1999, January 31, 2000, and April 17, 2000 and references to the Agreement herein are to the Agreement as amended. The Agreement also includes the right for a period of up to eight months after the initial closing to buy up to an additional 15,453,125 shares at the same price. The maximum consideration to be received by the Company will be $33,000,000 if all 22,171,875 shares are purchased for approximately $1.49 per share.

     The amount paid will include at least $5,000,000 in cash, with the remainder of the consideration being paid in cash and/or at Buyer's option, transfer of Buyer's rights in and to a debt obligation from North Star Exploration, Inc. ("North Star") up to a maximum of $10,200,000 and/or North Star common stock up to a maximum of $16,950,000 and/or Zeus Consolidated Holdings, Inc. ("Zeus") common stock, up to a maximum of $850,000. At Buyers' election, up to an additional $400,000 of North Star indebtedness may be transferred in which event the total North Star and Zeus stock transferred will be reduced by an equivalent amount. Acquisition of half of the North Star shares being acquired will be accomplished by transfer of all of the shares of a holding company which presently holds such shares and has no other assets and no liabilities. The principal offices of North Star and Zeus are located at 12600 West Colfax Avenue, Suite C-500, Lakewood, Colorado 80215 and their telephone number is (303) 986-0100.

                     DESCRIPTION OF BUSINESS AND PROPERTIES

     North Star is a privately held Nevada corporation that is engaged in the business of acquiring, exploring and developing mineral properties in the State of Alaska.

     On May 27, 1997, North Star entered into an Option Agreement (the "Option Agreement") with Doyon, Limited ("Doyon"), a corporation owned by Native Americans, with respect to certain lands as to which Doyon received rights under the Alaska Native Claims Settlement Act. The Option Agreement provides North Star with the exclusive right to explore for minerals until January 1, 2002, to lease prospects identified in the course of such exploration, and to develop and produce minerals pursuant to such leases. The optioned lands encompass approximately seven million acres comprised of 24 individually named blocks, plus additional rights to surrounding lands within a defined area of interest.

     The Option Agreement requires North Star to spend $9 million over the life of the Option Agreement, with minimum commitments per year and with specific minimum expenditures per block. Exploration expenditures in excess of the minimum amount may be carried forward and credited to expenditure requirements for future years with certain limitations.

     At any time during the term of the Option Agreement, North Star may, if it has conducted a specified minimum amount of drilling, made a specified minimum amount of exploration expenditures and received a positive pre-feasibility study with respect to a particular mineral area, exercise its option to lease that area for mineral development for a specific term. If North Star achieves commercial production during the initial term, the lease will continue so long as there is commercial production. North Star may obtain leases both on areas currently owned by Doyon, and on areas from lands selected by Doyon pursuant to the Alaska Native Claims Settlement Act but not yet conveyed to Doyon. North Star has the right to add additional surrounding lease lands to the base lease in the event that further drilling delineates additional mineable reserves.

     Each mining lease is required to provide for an annual payment to Doyon commencing upon the execution of the lease of a specified amount per acre leased, but not less than a specified annual minimum total until a feasibility study is delivered to Doyon. If a feasibility study is not delivered to Doyon before the fifth anniversary of the lease, the annual per acre and total amounts increase. North Star must also incur minimum expenditures until the feasibility study is delivered to Doyon. Starting on the date of submittal of a feasibility study, North Star must pay Doyon a yearly advance royalty which is larger than the annual minimum total that was payable prior to feasibility and which is recoup able out of 50% of future royalties. From commencement of commercial production until payback North Star is required to pay Doyon a specified percentage royalty of net smelter returns or a larger specified percentage share of net profits, whichever is greater, and after payback a larger specified percentage royalty of net smelter returns or a share of net profits, whichever is greater. Doyon reserves the right, after delivery of a positive feasibility study, to buy a fractional portion of North Star's equity in a project for a price slightly less than a proportionate amount of North Star's cost.

     As of December 31, 1999, North Star had spent $5,371,564 of the $9 million required to be spent over the term of the Option Agreement. The fieldwork in which these sums have been spent has resulted not only in extension of some of the existing prospects but also in the discovery of a number of new prospects. These include a gold-silver prospect in the Kaiyah area southwest of Galena, Alaska; a gold-polymetallic prospect in the East Divide area of the Healy Village block, another gold-polymetallic prospect in the Cross Gulch area in western Alaska; and a third gold-polymetallic prospect near the Northway Road-Alaska Highway intersection in the Northway Village Block. Sufficient work has not yet been done in any of these areas, however, to establish the existence of any proven or probable reserves.

     North Star has not yet exercised its option to lease any mineral area for development. It is North Star's intention to exercise such options at such time that it can do so on behalf of a joint venture or partnership in which it and another acceptable party will each have an interest.

     The first such option that North Star contemplates exercising is the subject of a letter of intent that has been signed by North Star with International Bravo Resource Corporation, a publicly owned Alaska corporation the shares of which are traded on the Canadian Venture Exchange ("Bravo"). The letter of intent recites that the parties intend to enter into an agreement (the "Final Contract") giving Bravo the right to acquire a 51% interest in three properties known as the Healy Lake block, Dot Lake Block and Tanacross Block properties, by issuing 200,000 shares of Bravo to North Star and by spending at least $5 million on the properties over a period of six years. The letter of intent further states that, upon the completion of the acquisition of a 51% interest in the properties by Bravo, it and North Star intent to enter into a joint venture agreement which will include provision for Bravo to increase its interest to 70% in designated specific prospects within the area of the properties. Consummation of the transaction is conditioned upon execution of the Final Contract and approval of the transaction by Doyon and the Canadian Venture Exchange.

     North Star has a staff of thirteen persons, consisting of six full time employees, who render executive and administrative services, and seven consultants, who render primarily geological services and devote an average of thirty hours per week to North Star. North Star's president is Harold J. Noyes, who received a Ph.D. degree in geology and geochemistry from the Massachusetts Institute of Technology in 1978 and has over 20 years of experience in domestic and international exploration and mining, including more than five years as chief geologist for the Doyon before joining North Star. North Star's vice president, exploration, is Bruce A. Bouley, who received a Ph.D. degree in geology from the University of Western Ontario in 1978 and has more than 20 years of experience as an exploration manager and geologist, including over the past five years in addition to his one and one half years with North Star, over three years with BHP Minerals as its manager of North and Central America exploration and slightly less than a year as an independent supplier of consulting exploration services to the mineral industry in Latin America, Alaska, and Nevada.

     Zeus is a private Nevada corporation the business of which is to explore and develop in the State of Alaska three mineral properties which are not included in the Doyon properties and which are outside the area of interest pertaining thereto. The properties being developed by Zeus are known as the Divide, Central and West Pogo properties. Exploration and development of those properties is provided for in a letter agreement that Zeus has entered into with Bravo granting Bravo the right to elect to acquire a 51% interest in each of the three properties. With respect to each property the consideration required to be provided by Bravo is (1) the issuance to Zeus of 200,000 shares of Bravo and
(2) the incurring by Bravo of expenditures for maintenance, exploration and development amounting to $1 million by December 31, 2002 in the case of each of two of the properties and $3 million by December 31, 2003 in the case of the third (i.e. a total of 600,000 shares and $5 million of expenditures in order for Bravo to be entitled to exercise its rights to acquire a 51% interest in all three properties). The initial installment of 150,000 shares was issued to Zeus by Bravo on September 29, 1999. It is contemplated that each of the properties as to which Bravo completes the required transfer of shares and expenditures will be transferred to a new limited liability company in which the initial interests of the parties will be 51% for Bravo and 49% for North Star, both subject to a dilution in the event of an election by a party not to contribute its proportionate share of proposed programs or budgets for future development of the property. Formal, definitive agreements to effectuate the foregoing terms are in the process of being prepared.

     Zeus does not have any employees. Its Officers are Officers of North Star who hold the same titles in Zeus that they hold in North Star.

                          North Star Exploration, Inc.
                         Selected Financial Information

As of and for periods ended:   12/31/97     12/31/98      12/31/99
                               --------     --------      --------
Operating revenues            $      -0-   $      -0-   $      -0-
Income (Loss)                   (795,878 ) (2,975,786 )  (4,755,263)
Total Assets                     273,765      529,390      1,010,925
Debt to Affiliate              1,015,367    3,879,155     8,643, 112
Affiliate Cash Dividend              -0-          -0-            -0-


                        Zeus Consolidated Holdings, Inc.
                        Selected  Financial Information

As for the period ended:  December 31, 1999
Operating revenues        $           16, 013
Income (loss)                       (170,084)
Total assets                           17,358
Debt to affiliates                    157,903
Cash dividends                            -0-


                               Comparative Table

                                                                                         Zeus
                                                                                         ----
                                                                                     Consolidated
                                                                                     ------------
                             Hawks Industries, Inc.  North Star Exploration, Inc.  Holdings, Inc.
                             ----------------------  ----------------------------  --------------
                              12/31/98    12/31/99      12/31/98       12/31/99        12/31/99
                              --------    --------      --------       --------        --------
(i)   Book value per share      $1.60       $1.75         $-0-         $(0.43)          $ 0.77
(ii)  Cash dividends             -0-         -0-          -0-            -0-             -0-
(iii) Income (loss) per        (0.11)       0.17         (0.15)         (0.24)          (7.56)
      share

                     North Star Management's Discussion and
                      Analysis of Financial Condition and
                             Results of Operations

     North Star is still in the exploration stage, that is, it is still exploring for minerals and developing additional information about sites that are discovered. North Star has not yet exercised any options to lease prospects and therefore has not yet produced any revenues since inception.

     Expenditures for exploration increased from $701,734 for 1997 to $2,378,156 for 1998 and to $2,943,925. The increases were due to intensification of North Star's exploration and development activities in an effort to accelerate the time when achievement of revenues can be accomplished.

     General and administrative expenses increased from $70,165 for 1997 to $435,385 for 1998 and to $1,331,720 for 1999. The increase in 1999 was caused partly by professional fees incurred in the third and fourth quarters and the additional administrative expenses incurred in connection with managing operations and dealing with contemplated transactions.

     Because of the absence of revenue, it has been necessary for North Star  to
borrow the  funds needed  for  operations.     Interest expense  increased  from
$22,824 for 1997 to $152,463 for 1998 and to $446,331 for 1999.

     Primarily as a result of the above increases in expense, net losses increased from $795,878 for 1997 to $2,975,786 for 1998 and to $4,751,484 for
1999.

     It may be noted that these net losses reflect the fact that all exploration costs have been treated as expenses as they have been incurred.

     All of the funding for North Star to date has been provided by Equistar Consolidated Holdings, LLC ("Equistar"). Equistar has advanced $8,643,112 as of December 31, 1999 to cover cash used in operations since inception of $7,723,160 and cash used in investing activities of $899,520. Investments of $650,000 were made to acquire leasehold interests and $249,520 was used to acquire equipment. Equistar has committed to fund the operations of North Star through March 31, 2001 unless other financing is secured prior to that time. Such funding by Equistar will be unnecessary if Proposal 2 is adopted for in that event such funding will be furnished by the Company, which will use for that purpose, to the extent required, $4,500,000 of the cash consideration that will be received by the Company. With respect to a portion of North Star's properties, funding may be furnished by International Bravo Resource Corporation ("Bravo") to the extent it exercises its option, if the letter of intent ripens into a binding agreement. Apart from the possibilities of the Bravo transaction, it does not appear that North Star will have any other internal source of liquidity within the next twelve months.

     The following table summarizes the borrowings that have been made by North Star from Equistar from inception through December 31, 1999. The indebtedness bears simple interest at the rate of 7 percent per annum, payable at maturity along with the principal on March 31, 2001. North Star's indebtedness to Equistar is the debt obligation of North Star that will be assigned to the Company (in whole or in part, depending on whether the minimum or maximum number of shares are purchased) if Proposal 2 is approved.

      Date            Principal         Interest      Total for Period

Jan-Jun 1997      $      327,500.00 $        3,125.04 $      330,625.04
Jul-Dec 1997             661,102.08         19,698.53        680,800.61
Jan-Jun 1998           1,066,050.00         50,161.25      1,116,211.25
Jul-Dec 1998           1,635,155.00        102,302.00      1,737,457.00
Jan-Jun 1999           2,772,835.00        176,251.69      2,949,086.69
Jul-Dec 1999           2,180,470.00        270,084.58      2,450,554.58

Total, inception
To 12/31/99       $    8,643,112.08 $      621,623.09 $    9,264,735.17

                        Zeus Consolidated Holdings, Inc.
               Management's Discussion and Analysis of Financial
                      Conditions and Results of Operations

     The Company's revenues from operations in 1999 were limited to a non-cash item of $16,013, which consisted of the 150,000 shares of stock of Bravo that were delivered as the first installment under the letter option agreement, as amended (the "Letter Option Agreement") referred to in Note 1 to the Financial Statements. It appears that the absence of any source of cash operating revenue will continue during 2000, except possibly for Bravo's obligation to reimburse the Company for certain minimum assessment work and claims maintenance expenditures estimated in the Leter Option Agreement at $41,600. However, Bravo's obligation to make such payment is conditioned upon Bravo's receipt of funds from its "September 1999 financing" which the Company is informed had not yet been commenced at April 1, 2000.

     It appears that, if Bravo decides to maintain its option rights in full, two additional installments payable in Bravo stock will have to be paid to the Company during 2000, each for the same number of shares as the first installment, one (subject to approval of the Canadian Venture Exchange) upon the filing and acceptance of Zeus' 1999 assessment work, which filing and acceptance has been accomplished, and the other on or before December 31, 2000. However, if Bravo decides not to maintain all its option rights, some or all of such payments will not have to be made. Moreover, the shares of Bravo stock issuable to the Company pursuant to the Letter Option Agreement will be subject to holding period and other restrictions under the British Columbia securities laws and Canadian Venture Exchange rules and, therefore, not immediately be freely salable.

     It is anticipated that funds necessary to explore and develop the properties will be expended by Bravo as part of the minimum expenditures it is required to make in order to preserve its option rights, and that those expenditures will include future minimum assessment work and claims maintenance. Should the last mentioned items fail to be paid by Bravo, it will be necessary for the Company to obtain the necessary funds elsewhere in order to preserve its mineral rights. In the absence of any other source, it is anticipated that such funds will be obtainable, at least through March 31, 2001, from Equistar. Equistar has advanced funds to the Company in the past and has stated that it intends to continue to provide financial assistance to the Company to enable it to carry on its operations through at least March 31, 2001, unless the Company becomes able to finance its operations internally or from other sources prior to said date.

     As a result of this transaction, the controlling interest in the Company will be owned by the Buyers or their designees in the following amounts.

                            Required Minimum Amount
                              of Shares Purchased
                              Under the Agreement

                                            Percentage
                            Number of      Ownership of
Purchaser                    Shares        the Company      Consideration
---------                    ------        -----------      -------------

Universal Equities
  Consolidated, LLC            3,359,375      43.20531%   $     5,000,000


David H. Peipers               1,679,688      21.60265%         2,500,000


The Cornerhouse Limited
  Partnership                  1,007,812      12.96159%         1,500,000

The Winsome Limited
  Partnership                    671,875       8.64106%         1,000,000


         Total                 6,718,750      86.41061%   $    10,000,000


                            Maximum Amount of Shares
                            Allowed to be Purchased
                              Under the Agreement

                                           Percentage
                           Number of      Ownership of
Purchaser                   Shares         the Company      Consideration
---------                   ------         -----------      -------------

Universal Equities
  Consolidated, LLC         11,085,938        47.72558%   $    16,500,000

David H. Peipers             5,542,969        23.86279%         8,250,000

The Cornerhouse Limited
  Partnership                3,325,781        14.31767%         4,950,000

The Winsome Limited
  Partnership                2,217,187         9.54512%         3,300,000


         Total              22,171,875        95.45116%   $    33,000,000

       The Company's Board of Directors have carefully reviewed the proposed transaction and believe it to be in the best interest of the Company and its shareholders. The transaction will inject at least $5,000,000 in cash most of which is to be used to the extent required for exploration and development of North Star's interests in the Doyon lands over the next twelve months. A decision has not yet been made as to the form of the transaction by which such funds will be made available to North Star. It is contemplated that the Company will receive for the funds indebtedness or shares of North Star, or a combination of the two, or some other form of interest in North Star, that will constitute fair consideration to the Company. The form of the transaction will depend in part on whether the maximum number of shares are purchased, in which event North Star will become a more than 80 percent owned subsidiary of the Company.

     Any portion of the cash not so used and the rest of the consideration in the private placement will be used by the Company for general corporate purposes and future operations, which may include, in addition to exploration of North Star's mineral rights, projects related to sustainable (i.e. environmentally friendly) development of energy natural resources and the furnishing of funds which the Company may be called upon to contribute in connection with its existing oil and gas interests. The rights of the Company's Shareholders after the transaction will not differ materially from their rights before said transaction.

     The following graph shows the intended use of the cash portion of the consideration that will be received if Proposal 2 is approved:

                         INTENDED USE OF CASH PROCEEDS

      Expenditure            Amount     Percent
      -----------            ------     -------
 North Star Exploration  $ 4,500,000.00     90%
Oil and Gas Development       500,00.00     10%

   Total Expenditures      5,000,000.00    100%

     The non-cash portion of the consideration, which will consist of indebtedness of North Star if the minimum number of shares is purchased, and of indebtedness of North Star and shares of North Star and Zeus if the maximum number of shares is purchased, will in either event be retained as an investment by the Company.

     The transaction will be accounted for as a reverse acquisition and should not result in a taxable event. If a gain were recognized by the Company, it may be offset by the Company's operating loss carry-forwards. No federal or state regulatory requirements must be met or approval obtained in connection with this Transaction.

     The Company in December 31, 1999 had a net operating loss ("NOL") carryforward of $8,523,148. The Tax Reform Act of 1986 made substantial changes with regard to NOL carryforwards. After an "ownership change" the taxable income of a loss corporation available for offset by pre-change NOL carryforwards is limited annually to a prescribed rate times the value of the loss corporation's stock immediately before the ownership change. In general, an ownership change occurs if ownership of more than 50% in value of the stock of the loss corporation changes during the three year period preceding the test date. Under federal tax law, the amount and availability of loss carryforwards are subject to a variety of interpretations and restrictive tests applicable to the Company. Under the Code, the utilization of such loss carryforward could be limited or effectively lost upon completion of the transaction in Proposal 2. The net operating loss carryforwards expire between 1999 and 2012. The loss of the NOL carryforward would result in the Company loosing the ability to offset as much as $8,520,000 in future earnings and therefore the Company would pay the tax on those potential future earnings as required by the Internal Revenue Service.

     Prior to the proposed transaction, none of the Company, its directors, officers or affiliates has had any material contracts, arrangements, understandings, relationships, negotiations, or transactions with the Buyers, North Star or Zeus. Buyers have no plans to designate or otherwise transfer ownership of their Company shares acquired in the proposed transaction. The Buyers, directly and through affiliates, own more than eighty percent (80%) of the outstanding shares of North Star and Zeus.

     The Agreement also requires the redemption of shares in the Company owned by Bruce A. Hinchey, James E. Meador, Jr. and the Anne D. Zimmerman Revocable Trust, dated November 14, 1991, in exchange for certain assets of the Company. Details of this transaction are discussed in Proposal 3 below.

     The private placement described above is subject to the Company's Shareholder approval at its Special Meeting in lieu of the Annual Meeting. A majority of the shareholders in attendance or voting by proxy in favor of the Proposal will be required for its approval. A copy of the June 10, 1999 Agreement has been filed with the SEC in the form of an 8-K Report and is incorporated herein by reference. The audited financial statements as of December 31, 1999 and 1998 and for the period from inception (January 31, 1997) to December 31, 1999 for North Star Exploration are presented as Exhibit G. The audited financial statements as of December 31, 1999 and for the period of inception (March 1, 1999) through December 31, 1999 for Zeus Holding company are presented as Exhibit H.

                                   PROPOSAL 3

                     REDEMPTION OF PRINCIPAL SHAREHOLDERS'
                          STOCK WITH CORPORATE ASSETS

     On June 9, 1999, the Company entered into an Agreement with officers and directors, Bruce A. Hinchey and James E. Meador, Jr. and principal shareholder Anne D. Zimmerman Revocable Trust dated, November 14, 1991 (collectively referred to as "Principal Shareholders"), to acquire all of the Principal Shareholders' common stock in the Company excluding their ESOP shares, and their release of the company from certain liabilities, in exchange for assets of the Company. A copy of the Agreement has been filed with the SEC in the form of an 8-K Report and is incorporated by reference. Said Agreement sets forth the terms and conditions of the redemption of shares. The redemption of shares is required by the Buyers to insure they receive a minimum of 86% of the outstanding shares of common stock in the Company to assure the Buyers of the continued control in the event that the Company of the Buyers should sell shares of common stock of the Company to other parties, publicly or privately, in the future (although at the present time no such plans have been made) and because the Buyers do not want to continue to operate the environmental testing subsidiary. The redemption of shares proposal is made pursuant to the Agreement dated June 10, 1999, which has also been filed with the SEC in the form of an 8-K Report and is incorporated by reference.

     The June 9, 1999 Redemption of Shares Agreement was determined as a result of negotiations between the non-interested Directors and three Principal Shareholders. Two of the three Principal Shareholders, Bruce A. Hinchey and James E. Meador, Jr., are Officers and Directors of the Company and have conflicting interests as a result of their service as Officers and Directors. It is the intent of Mr. Meador and Mr. Hinchey to continue operation of the environmental testing business upon completion of this transaction.

     The Agreement requires in part, an exchange of the assets used by the Company in its environmental testing business. Those assets were originally transferred to the Company in 1992 by Mr. Hinchey and Mr. Meador in exchange for their stock in the Company. The current exchange basically returns the stock to the Company and the assets to Mr. Hinchey and Mr. Meador which is the way they were held prior to the 1992 exchange. The Agreement also eliminates all liability the Company has to Mr. Hinchey and Mr. Meador as a result of termination under their Employment Agreements. Considering the original 1992 exchange of assets for stock and the release of all Company liabilities to the Principal Shareholders, the Company believes the Redemption of Shares Agreement provides a fair consideration for the shares redeemed.

     The  assets  used  in  the  exchange  of  common  stock  of  the  Principal
Shareholders are provided in Note 1 of the Hawks Industries, Inc. and Subsidiaries Notes to Pro Forma Condensed Consolidated Financial Statements, and include all the common stock in Western Environmental Services and Testing, Inc which owns a 15,100' building in Natrona, County, Wyoming, all common stock in Central Wyoming Properties, Inc. which sole asset is 33.7 acres of undeveloped land east of Casper, Wyoming, all the Company's W.E.R.C preferred stock, and overriding royalties. A portion of the assets being transferred include the building in Natrona County, which houses both the environmental testing business and the oil and gas operations. The building, and the debt associated with the building, is proposed to be transferred to the Principal Shareholders as part of Proposal 3. There are no special attributes of the building which are required for the oil and gas business and the transfer of the building will not be a problem in continuing the oil and gas operations of the Company at a new location.

     The Agreement was unanimously approved by the Company's Board of Directors with Bruce A. Hinchey and James E. Meador, Jr. abstaining from said approval. The redemption of shares described above is subject to the Company's shareholder approval at its Special Meeting in lieu of the Annual Meeting. A majority of the voting shareholders casting votes in favor of the Proposal will be required for its approval.

     Pro Forma condensed consolidated financial statements reflecting the Environmental Testing and Management segment are presented as Exhibit C.

     Pro Forma Condensed Consolidated Financial Statements for the Redemption of
Principal  Shareholders'  Stock  with  Corporate  Assets  and  Minimum   Private
Placement of Common Stock are presented as Exhibit D.

     Pro Forma Condensed Consolidated Financial Statements for the Redemption of
Principal  Shareholders'  Stock  with  Corporate  Assets  and  Maximum   Private
Placement of Common Stock are presented as Exhibit E.

     Unaudited  financial  statements  for  Western  Environmental  Services   &
Testing, Inc. as  of   December 31, 1999  and 1998  and for  the periods  ending
December 31, 1999, 1998, and 1997 are presented as Exhibit F.


                               Dissenters' Rights

     Shareholders are entitled under Wyoming law to dissent from the transaction described in Proposal 3 and obtain payment of the fair value of their shares from the Company, they must strictly comply with the provisions of Article 13 of the Wyoming Business Corporation Act (the "Dissenters' Rights Statute"). In order to assert dissenters' rights under Wyoming Statutes, the dissenting shareholder must deliver to the Company written notice of their intent to demand payment for their shares if the proposed action is effectuated prior to the corporate vote on the action. The dissenting shareholder must also not vote in favor of the proposed action to preserve their dissenter's rights. If the shareholder does not give notice or votes in favor of the proposal, they will lose their dissenter's rights under the statute. The fair value of the dissenter's shares will be established by a court appointed appraiser if the Company and dissenter cannot agree on the fair value of the shares. A copy of the Dissenters' Rights Statute is included in this Proxy Statement as Exhibit "B". The statute gives the details of the rights for dissenting shareholders and should be carefully reviewed by all Shareholders of the Company.

                                   PROPOSAL 4
                               CHANGE OF DOMICILE

     If the transactions set forth in Proposal 1, 2 and 3 are approved by a majority of the Company's shareholders, the Company proposes that its Articles of Incorporation be amended to allow the Company to change its domicile from Wyoming to Nevada.

     The change of domicile will allow the Company to have the same domicile as North Star and Zeus, which will translate in smoother operations between the Company and those entities. The change of domicile will result in some changes in the existing shareholders' rights, powers and privileges as set forth below.

                          Some  Difference Between the
                     Corporation Laws of Wyoming and Nevada

     Action by stockholders without a meeting can be taken under Nevada law by written consent of the holders of a majority or such larger proportion of the shares whose votes would be required for approval of the matter at a meeting, Nev.Rev.Stat.78.320(2), but under Wyoming law only by unanimous written consent of all of the holders of shares entitled to vote upon the matter. Wyo.Stat.Ann. 17-16-704(A).

     Except for directors elected by cumulative voting or by the holders of a particular class of stock, directors can be removed under Wyoming law by vote of the holders of a majority of the shares entitled to vote in the election of directors, Wyo. Stat. Ann. 17-16-808, but under Nevada law only by vote of the holders of at least two-thirds of the shares entitled to vote in the election of directors, Nev.Rev.Stat. 78.335.

     To authorize an exchange of some of the shares of one corporation for all of the shares of another corporation, the approval by the holders of a majority of the outstanding shares of the company all of whose shares are being surrendered is required under the laws of both states, Nev. Rev. Stat. 92A.110; Wyo. Stat. Ann. 17-16-1103, but Wyoming law requires in addition that the approval by the holders of a majority of the shares of the other company be obtained if its shares are being changed or increased by more than twenty percent. Wyo. Stat. Ann. 17-16-1103.

     The percentage of the outstanding shares of a corporation that another corporation is required to hold in order for a merger to be permitted to be authorized by action of its board of directors without action by the shareholders of either corporation is 80 percent under Wyoming law, Wyo. Stat. Ann. 1103, but 90 percent under Nevada law, Nev. Rev. Stat. 92A.130.

     Nevada law permits a corporation to be merged with another kind of business
entity, as for example  a partnership or a  limited liability company.   Wyoming
law does not have such a provision.

     Wyoming law permits a corporation organized under the laws of another jurisdiction to be "domesticated", that is to be thereafter treated in all respects as though it had been organized under the laws of Wyoming. Nevada law does not have such a provision.

     Under the laws of both Nevada and Wyoming, minority shareholders have a right to dissent from certain kinds of transactions, including most mergers, consolidations and sales by a corporation of substantially all of its assets, and to receive payment of fair value of their shares if they choose to do so and comply with the prescribed procedural requirements.

     The proposed change of domicile will be made in accordance with the requirements of Wyoming Statutes S 17-16-1720. This proposal will be voted upon at the Company's Special Meeting in lieu of the Annual Meeting if Proposal 2 and Proposal 3 are approved. A majority of the Company's Shareholders must vote for the proposal in order for it to be approved.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Representatives of the principal accountants for the Company are expected to be present at the Special Meeting in lieu of the Annual Meeting of Shareholders will have the opportunity to make a statement if they desire to do so; and are expected to be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

     The entire expense of preparing, assembling, printing and mailing the proxy form and the form of materials used in the solicitation of proxies will be paid by the Company. The Company will request banks and brokers to solicit their customers who beneficially own common stock of the Company listed in the names of the nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expenses of such solicitation. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph, cable and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies. The Company will file with the United States Securities and Exchange Commission all materials used to aid in the solicitation of proxies.

                   DATE OF RECEIPT OF SHAREHOLDER'S PROPOSALS


     Shareholder proposals must be received by the Company by [March 1, 2000] to be included in the proxy materials for the next Special Meeting in lieu of the Annual Meeting of Shareholders.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before this Special Meeting in lieu of the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote in accordance with his judgment on such matters.

                                   DOCUMENTS
                           INCORPORATED BY REFERENCE

   The Company incorporates by reference into this Proxy Statement the following documents

          1. Company's Annual Report on Form 10-K for the year ending December 31, 1999, which has been filed with the United States Securities and Exchange Commission;

          2. Company's Form 8-K Reporting Events filed with the United States Securities and Exchange Commission on June 23, 1999 and October 14, 1999 which contain:

              a) Copy of the June 9, 1999 Redemption of Share Agreement referred to in Proposal 3.

              b)   Copy of the June 10, 1999 Agreement between the Company

                   and Buyers which is referred to throughout the Proxy
                   Statement.

                                    EXHIBITS
                                 EXHIBIT INDEX

A.    Resolution for Authorized Share Amendment Articles of Incorporation

B.   Article 13 Dissenters' Rights

C. Pro Forma Condensed Consolidated Financial Statements Reflecting the Environmental Testing and Management Segment Discontinued Operations

D. Pro Forma Condensed Consolidated Financial Statements reflecting the Redemption of Principal Shareholders' Stock with Corporate Assets and the Minimum Pro Forma Private Placement of Common Stock

E. Pro forma Condensed as adjusted Consolidated Financial Statements reflecting the Redemption of Principal Shareholders' Stock with Corporate Assets and the Maximum Private Pro Forma Placement of Common Stock

F. Unaudited financial statements for Western Environmental Services & Testing, Inc. as of December 31, 1999 and 1998 and for the periods ending December 31, 1999, 1998 and 1997

G. Audited financial statements as of December 31, 1999 and for the period from inception (January 31, 1997) to December 31, 1999 for North Star Exploration

H. Audited financial statements as of December 31, 1999 and 1998 and for the periods ending December 31, 1999 and for the period from Inception (March 1, 1999) through December 31, 1999 for Zeus Holding Company

I. Unaudited financial statements as of December 31, 1999 and 1998 and for the periods ending December 31, 1999, 1998, and 1997 for the overriding royalty interests of Hawks Industries, Inc.

                         AVAILABILITY OF ANNUAL REPORT
                        ON FORM 10-K AND OTHER DOCUMENTS
                           INCORPORATED BY REFERENCE

     UPON WRITTEN OR ORAL REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND ANY OTHER DOCUMENT INCORPORATED BY REFERENCE HEREIN, AND A COPY OF THE AGREEMENT FOR THE PRIVATE PLACEMENT REFERRED TO HEREIN TO EACH SHAREHOLDER OF RECORD OR EACH SHAREHOLDER WHO OWNED COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON [MARCH 10, 2000]. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY, TO THE ATTENTION OF BOB DESPAIN, SECRETARY, 913 FOSTER ROAD, CASPER, WYOMING 82601 OR REQUESTED BY TELEPHONE AT (307) 234-1593.

By Order of the Board of Directors

/s/ Bob Despain

Dwight B. "Bob" Despain
Secretary

                                  EXHIBIT "A"

                                   RESOLUTION

                           AUTHORIZED SHARE AMENDMENT
                           ARTICLES OF INCORPORATION


     HAWKS INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Wyoming.

     DOES HEREBY PROPOSE:
     That at a meeting of the Board of Directors of Hawks Industries, Inc. resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 4 - Authorized Capital" so that, as amended, said Article shall be and read as follows:

                        ARTICLE 4  - AUTHORIZED CAPITAL

4.1 The total number of shares of capital stock which the Corporation has the authority to issue is 50,997,000, consisting of 50,000,000 shares of Common Stock $0.01 par value per share (the "Common Stock"), and 997,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock").

4.2 The Board of Directors is expressly authorized by resolution or resolutions from time to time adopted, subject to any limitations and requirements prescribed by the General Corporation Law of the State of Wyoming and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate of Designations pursuant to the applicable law of the State of Wyoming, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to such series of Preferred Stock.

                                  EXHIBIT "B"

                                   ARTICLE 13

                               DISSENTERS' RIGHTS

  17-16-1301.  Definitions.

         (a)  As used in this article:

               (i)    "Beneficial  shareholder"  means  the  person  who  is   a
               beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

               (ii) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

               (iii) "Dissenter" means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

               (iv) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

               (v) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

               (vi) "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

               (vii)    "Shareholder"  means  the  record  shareholder  or   the
               beneficial shareholder.

  17-16-1302.  Right to dissent.

     (a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

               (i) Consummation of a plan of merger or consolidation to which the corporation is a party if:

                 (A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-1103 or 17-16-1111 or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

                 (B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

          (ii) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (iii) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

          (iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (A)  Alters or abolishes a preferential right of the shares;

           (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

           (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

           (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-16-604.

       (v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.



  17-16-1303.  Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

       (i)   He  submits to  the corporation  the record  shareholder's  written
       consent  to   the  dissent  not  later  than  the  time  the   beneficial
       shareholder asserts dissenters' rights; and

       (ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

  17-16-1320.  Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in W.S. 17-16-1322.

  17-16-1321.  Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under this article.

  17-16-1322.  Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.

     (b) The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

       (i) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

       (ii) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

       (iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

       (iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
       (60)  days after the date the notice  required by subsection (a) of  this section is delivered; and

       (v)  Be accompanied by a copy of this article.

 17-16-1323.  Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

  17-16-1324.  Share restrictions.


     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.

     (b)    The  person  for  whom   dissenters'  rights  are  asserted  as   to
uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  17-16-1325.  Payment.

     (a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b)  The payment shall be accompanied by:

       (i) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

       (ii) A statement of the corporation's estimate of the fair value of the shares;

       (iii)  An explanation of how the interest was calculated;

       (iv) A statement of the dissenter's right to demand payment under W.S. 17-16-1328; and


       (v)  A copy of this article.

  17-16-1326.  Failure to take action.

     (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S. 17-16-1322 and repeat the payment demand procedure.

  17-16-1327.  After-acquired shares.

     (a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under W.S. 17-16-1328.

  17-16-1328.  Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation's offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:

       (i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

       (ii) The corporation fails to make payment under W.S. 17-16-1325 within sixty (60) days after the date set for demanding payment; or

       (iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty (30) days after the corporation made or offered payment for his shares.

  17-16-1330.  Court action.

     (a) If a demand for payment under W.S. 17-16-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in the amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for:

       (i) The amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

       (ii) The fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under W.S. 17-16-1327.

  17-16-1331.  Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under W.S. 17-16-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under W.S. 17-16-1328.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

       (i) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

       (ii) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.


     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                  EXHIBIT  "C"

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES

      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS REFLECTING THE
                  ENVIRONMENTAL TESTING AND MANAGEMENT SEGMENT
                            DISCONTINUED OPERATIONS

The accompanying pro forma condensed consolidated financial statements illustrate the effect of reporting the environmental testing and management segment as discontinued operations. As required by the U.S. Securities and Exchange Commission, Division of Corporation Finance, Accounting Disclosure Rules and Practices, the statements reflect pro forma presentation for all periods.

In addition, after the close of business on April 17, 2000, the Hawks Board of Directors declared a 7 1/2% stock dividend payable to stockholders of record on May 1, 2000. The shareholders' equity of Hawks as of December 31, 1999, included in the Company's Form 10K for the year ended December 31, 1999, and incorporated herein by reference, has been restated on a pro forma basis in this Exhibit C to reflect such stock dividend. The number of shares outstanding at December 31, 1999 of 1,351,513 has been adjusted by 7 1/2 % to 1,452,876 shares on a pro forma basis. In addition, an adjustment has been made to the shareholders' equity to reflect the capitalization of earnings in the amount of $295,000 based on the closing price on April 17, 2000 of $3.125 per share (calculated as 101,363 shares times $3.125 divided by 1.075%).

The stock dividend has been reflected in the following manner:

                                                    December 31, 1999
                                                    -----------------
                                                          Stock
                                          Hawks         Dividend          Hawks
                                       Historical      Adjustments      Pro Forma
                                       ----------      -----------      ---------
Shareholder's Equity

Common stock, par value              $      13,000   $       1,000   $      14,000
Capital in excess of par value           3,046,000         294,000       3,340,000
Retained deficit                          (673,000 )      (295,000 )      (968,000 )
Treasury stock                             (24,000 )                       (24,000 )

                                     $   2,362,000                   $   2,362,000

Shares outstanding                       1,351,513         101,363       1,452,876

Treasury shares                             24,808           1,861          26,669


Earnings per share calculations in the accompanying pro forma financial statements reflect the additional shares outstanding for all periods presented.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  ENVIRONMENTAL TESTING AND MANAGEMENT SEGMENT
                            DISCONTINUED OPERATIONS

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998
                                  (Unaudited)

                        ASSETS                                             1999            1998
                        ------                                             ----            ----
CURRENT ASSETS
   Cash                                                             $        23,000   $      15,000
   Accounts receivable                                                       18,000          31,000
   Short-term investments                                                         -           2,000
   Other current assets                                                      19,000          13,000

      Total current assets                                                   60,000          61,000

PROPERTY AND EQUIPMENT, net
 (successful efforts method)                                                631,000         826,000

INVESTMENTS AND OTHER ASSETS
   Note receivable                                                           29,000          35,000
   Land investment                                                          196,000         196,000
   Available for sale investment                                            100,000         100,000
   Other assets                                                              35,000          57,000
   Net assets from discontinued operations                                1,465,000       1,036,000

                                                                          1,825,000       1,424,000

                                                                    $     2,516,000   $   2,311,000


    LIABILITIES AND SHAREHOLDERS' EQUITY
     ------------------------------------
CURRENT LIABILITIES
   Notes payable                                                    $        65,000   $      65,000
   Current maturities of long-term debt                                      10,000          15,000
   Accounts payable                                                          47,000          52,000
   Accrued liabilities                                                       32,000          24,000

      Total current liabilities                                             154,000         156,000

CONTINGENT LIABILITY                                                              -               -

SHAREHOLDERS' EQUITY
   Capital stock:
   Preferred stock, $.01 par value; authorized 997,000 shares; no
       shares issued                                                              -               -
   Common stock, $.01 par value; authorized 5,000,000 shares;
       shares issued 1,452,876 in 1999 and 1,351,513 in 1998                 14,000          13,000
   Capital in excess of par value of common stock                         3,340,000       3,046,000
   Retained deficit                                                        (968,000 )      (897,000 )
   Less common stock held in treasury at cost; 26,669 and 6,175
      shares in 1999 and 1998, respectively                                 (24,000 )        (7,000 )

                                                                          2,362,000       2,155,000

                                                                    $     2,516,000   $   2,311,000


See Notes to Pro Forma Financial Statements.


                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  ENVIRONMENTAL TESTING AND MANAGEMENT SEGMENT
                            DISCONTINUED OPERATIONS

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years ended December 31, 1999, 1998 and 1997
                                  (Unaudited)

                                                           1999           1998          1997
                                                           ----           ----          ----
Operating revenue:
   Oil and gas                                         $   169,000    $   236,000   $   322,000
   Gain on sale of assets                                        -              -        12,000

                                                           169,000        236,000       334,000

Operating expenses:
   Oil and gas                                              44,000         53,000       139,000
   Depreciation, depletion and amortization                196,000         90,000       132,000
   General and administrative                               12,000         20,000        24,000

                                                           252,000        163,000       295,000

Operating income (loss)                                    (83,000 )       73,000        39,000
Other income (expense):
   Other income                                              7,000         17,000        32,000
   Interest income                                           3,000         13,000        10,000
   Interest expense                                         (5,000 )      (14,000 )     (26,000 )
   Sale of buildings                                             -         48,000             -

Income (loss) before taxes                                 (78,000 )      137,000        55,000

Provision for taxes:
   Current                                                       -              -             -
   Deferred                                                      -              -       (11,000 )

                                                                 -              -       (11,000 )

Income (loss) from continuing operations                   (78,000 )      137,000        44,000
Income (loss) from operations of environmental testing
 and services segment to be disposed of                    302,000         13,000      (319,000 )


Net income (loss)                                      $   224,000    $   150,000   $  (275,000 )


Weighted average number of
     common shares outstanding                           1,415,956      1,452,814     1,452,510


Earnings (loss) per share
   Income (loss) from continuing operations            $      (.06 )  $       .09   $       .03
   Income (loss) from discontinued operations
                                                               .22            .01          (.22 )

Net income (loss)                                      $       .16    $       .10   $      (.19 )


See Notes to Pro Forma Financial Statements.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES


             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  ENVIRONMENTAL TESTING AND MANAGEMENT SEGMENT
                            DISCONTINUED OPERATIONS

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  Years Ended December 31, 1999, 1998 and 1997
                                  (Unaudited)

                                                       Capital in    Accumulated       Common Stock
                               Common Stock Issued     Excess of      Earnings       Held in Treasury
                               -------------------                                   ----------------
                                Shares       Amount    Par Value      (Deficit)     Shares       Amount
                                ------       ------    ---------      ---------     ------       ------
Balance, January 1, 1997        1,339,443    13,000  $   3,007,000      (772,000 )       -            -
Stock issued to Employee
  Stock Ownership Plan Trust       11,967         -         39,000             -         -            -
Net loss                                -         -              -      (275,000 )       -            -
Balance, December 31, 1997      1,351,410    13,000      3,046,000    (1,047,000 )       -            -
Purchase of treasury stock              -         -              -             -      6,175        7,000
Additional shares issued
  in 20 for 1 reverse split           103         -              -             -         -
Net income                              -         -              -       150,000         -            -

Balance, December 31, 1998      1,351,513    13,000      3,046,000      (897,000 )    6,175        7,000
Purchase of treasury stock              -                        -                   60,000       59,000
Sale of treasury stock                  -                        -                  (10,000      (10,000 )
Transfer to ESOP                        -                        -                  (31,367)     (32,000 )
Net income                              -                        -       224,000         -            -
Stock dividend                    101,363     1,000        294,000      (295,000 )    1,861           -

Balance, December 31, 1999      1,452,876   $14,000  $   3,340,000    $ (968,000 )   26,669       24,000



See Notes to Pro Forma Financial Statements.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  ENVIRONMENTAL TESTING AND MANAGEMENT SEGMENT
                            DISCONTINUED OPERATIONS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1999, 1998 and 1997
                                  (Unaudited)

                                                                  1999         1998          1997
                                                                  ----         ----          ----
Cash flows from operating activities:
   Net income (loss) from continuing operations               $   (78,000) $   137,000  $     44,000
   Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating
    activities
     Depreciation, depletion and amortization                     101,000       85,000       126,000
     Deferred tax adjustment                                            -            -        11,000
     Net gain on sale of assets                                         -      (48,000)      (12,000)
     Impairment of non-producing oil and gas
       property                                                    95,000        5,000         6,000
     Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable                 13,000        9,000        (2,000)
        (Increase) decrease in other current assets                (6,000)      (7,000)        3,000
        Decrease in accounts payable and
            accrued expenses                                        3,000     (100,000)     (113,000)

Net cash flows provided by continuing operating activities        128,000       81,000        63,000


Cash flow from investing activities:
   Purchases of property and equipment                                  -            -       (76,000)
   Proceeds from sale of properties                                     -      258,000        16,000
   (Increase) decrease in other assets                             22,000      (20,000)            -
   Decrease in land investment                                          -        6,000             -
   Decrease in note receivable                                      6,000        3,000         4,000
   Decrease in short-term investments                               2,000        3,000       363,000

Net cash provided by continuing investing activities               30,000      250,000       307,000


Cash flows from financing activities:
   Purchases of treasury stock                                    (60,000)      (7,000)            -
   Sale of treasury stock                                          43,000            -             -
   Proceeds from debt obligations incurred                              -       65,000             -
   Reduction of debt obligations                                   (5,000)    (260,000)     (194,000)
   Other                                                         (128,000)    (122,000)     (214,000)

Net cash used in continuing financing activities                 (150,000)    (324,000)     (408,000)


Increase (decrease) in cash and cash equivalents                    8,000        7,000       (38,000)
Cash and cash equivalents at beginning of year                     15,000        8,000        46,000

Cash and cash equivalents at end of year                      $    23,000  $    15,000  $      8,000


See Notes to Pro Forma Financial Statements.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  ENVIRONMENTAL TESTING AND MANAGEMENT SEGMENT
                            DISCONTINUED OPERATIONS

                                  (Unaudited)

The pro forma adjustments for the discontinuance of the Environmental Testing and Services segment are as follows:

Reclassify the  net  assets  of  the  segment,  including  corporate  buildings,
certificate of  deposit,  and related  notes  payable as  of  December 31,    as
follows:

                                              1999              1998


       ASSETS
Cash                                    $       5,000     $      45,000
Accounts receivable                           637,000           394,000
Short-term investments                        200,000           200,000

Costs on uncompleted
   contracts in excess of
   related billings                             9,000            15,000
Other current assets                           48,000            51,000
Property and equipment, net                 1,041,000           877,000
Other assets                                  226,000           200,000

         Total Assets                   $   2,166,000     $   1,782,000



       LIABILITIES
Notes payable                           $     218,000     $     138,000
Current maturities of
 long-term debt                                62,000           113,000
Accounts payable                              125,000           143,000
Accrued liabilities                            17,000            12,000
Long-Term debt                                279,000           340,000

        Total Liabilities                     701,000           746,000


         Net Assets of
          Discontinued Operations       $   1,465,000     $   1,036,000


See Notes to Proforma Financial Statements.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  ENVIRONMENTAL TESTING AND MANAGEMENT SEGMENT
                            DISCONTINUED OPERATIONS

                                  (Unaudited)

A reconcilation  of net  income (loss)   from  Exhibit F  Western  Environmental
Services & Testing, Inc. and Exhibit C pro forma net income (loss) from discontinued operations for the years ended December 31, follows:

                                                       1999            1998            1997


Net income (loss) per Exhibit F                   $     431,000   $     214,000   $     (75,000)
Depreciation attributable to buildings &
 equipment                                               (5,000)        (11,000)        (19,000)
Interest income from certificates of deposit             10,000          10,000          10,000
Interest expense on building loans                      (18,000)        (20,000)        (20,000)
Allocation of general and administrative expenses      (116,000)       (180,000)       (215,000)


Net income (loss) per Exhibit C                   $     302,000   $      13,000   $    (319,000)


                                  EXHIBIT "D"

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS REFLECTING THE REDEMPTION OF PRINCIPAL SHAREHOLDERS' STOCK WITH CORPORATE ASSETS AND THE MINIMUM PRO FORMA
                       PRIVATE PLACEMENT OF COMMON STOCK

The accompanying condensed consolidated financial statements illustrate the effect of the Redemption of Principal Shareholders' Stock with Corporate Assets and the Minimum Pro Forma Private Placement of Common Stock. The condensed consolidated balance sheet as of December 31, 1999 is based on the historical balance sheet of the Company as of that date after considering the pro forma at Exhibit C for the discontinuance of the environmental testing business, and assumes the redemption and minimum private placement transactions took place on that date. The condensed consolidated statements of operations for the year ended December 31, 1999 are based on the historical statements of the Company for that period assuming the transaction took place on January 1, 1999.

The pro forma condensed financial statements reflect the redemption of 384,438 shares of common stock from certain shareholders of the Company in exchange for certain of the corporate assets and liabilities, as described in Note 1 of the accompanying notes, and the minimum purchase of 6,718,750 shares of common stock for $5,000,000 cash and the transfer of a $5,000,000 advance made to North Star by the Buyers.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the transactions. The net assets to be used in the redemption could increase or decrease by as much as 25% before the time of closing. The accompanying condensed pro forma financial statements should be read in connection with the historical financial statements of the Company incorporated herein by reference, and the financial statements of Western Environmental Services & Testing, Inc. included in this filing at Exhibit F.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                               December 31, 1999
                                                                                                 Redemption
                                                                                                    and
                            Historical,                                         Minimum           Minimum
                            Adjusted for                                        Capital           Capital
ASSETS                      Discontinued    Redemption          Redemption      Infusion          Infusion
                             Operations     Adjustments          Pro Forma    Adjustments        Pro Forma
                             ----------     -----------          ---------    -----------            -----
CURRENT ASSETS
     Cash                 $       23,000                       $     23,000  $   5,000,000 (3) $  5,023,000
     Accounts
         receivable               18,000                             18,000                          18,000
     Other current
        assets                    19,000                             19,000                          19,000

        Total current
          assets                  60,000                             60,000                       5,060,000


PROPERTY AND
    EQUIPMENT, net               631,000       (101,000 )(1)        530,000                         530,000


INVESTMENTS
  AND OTHER
  ASSETS
     Note receivable              29,000                             29,000                          29,000
     Land investment             196,000       (196,000 )(1)              -                               -
     Available for sale
        investments              100,000       (100,000 )(1)              -                               -

     Other assets                 35,000                             35,000                          35,000
      Net assets from
        discontinued
        operations             1,465,000     (1,465,000 )(1)              -                               -

                               1,825,000                             64,000                          64,000

                          $    2,516,000                       $    654,000                    $  5,654,000


LIABILITIES AND
   SHAREHOLDERS'
   EQUITY

CURRENT
    LIABILITIES
     Notes payable        $       65,000                       $     65,000                    $     65,000
     Current maturities
       on long-term debt          10,000                             10,000                          10,000
     Accounts payable             47,000                             47,000                          47,000
     Accrued liabilities          32,000                             32,000                          32,000

        Total current
          liabilities            154,000                            154,000                         154,000


SHAREHOLDERS'
    EQUITY
     Capital stock:
     Preferred stock                   -                                  -                               -
     Common stock                 14,000                             14,000         67,000 (3)       81,000
     Capital in excess
       of par value on
       common stock            3,340,000                          3,340,000      9,933,000 (3)   13,273,000
     Retained deficit           (968,000 )   (1,290,000 )(1)     (2,258,000)                     (2,258,000 )
     Debt payment
        obligation                     -                                  -     (5,000,000 (3)   (5,000,000 )
     Treasury stock              (24,000 )     (572,000 )(1)       (596,000)                       (596,000 )

                               2,362,000                            500,000                       5,500,000

                          $    2,516,000                       $    654,000                    $  5,654,000


See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                          Year ended December 31, 1999


                                                                                   Redemp-
                                                                    Minimum         tion and
                     Historical,     Redemp-                        Capital         Minimum
                     Adjusted for      tion             Redemp-    Infusion         Capital
                     Discontinued    Adjust-           tion Pro     Adjust-         Infusion
                      Operations      ments              Forma       ments         Pro Forma
                      ----------      -----              -----       -----         ---------
Operating revenue         169,000      (61,000) (2)      108,000                     108,000

Operating

 expenses                 252,000     (108,000) (2)      144,000                     144,000


Operating income
 (loss)                   (83,000)                       (36,000)                    (36,000)

Other income
 (expense)                  5,000                          5,000                       5,000


Income (loss)
 before income
 taxes                    (78,000)                       (31,000)                    (31,000)

Provision for taxes             -                             -                           -


Net income (loss)         (78,000)                       (31,000)                    (31,000)



Weighted average
 number of
 common shares
 outstanding            1,415,956     (384,438) (1)    1,031,518    6,718,750 (4)  7,750,268




Earnings (loss) per
  common share               (.06)                         (0.03)                       *


* Less than $.01 per share loss.
See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

The pro forma adjustments to the condensed consolidated balance sheet and statements of operations are as follows:

(1)To reflect the Redemption of Principal Shareholders' Stock with Corporate Assets per Proposal 3 and settlement of goodwill, employment agreements, and release of liabilities. The components of the corporate assets and liabilities to be exchanged in the redemption of 384,438 shares of Hawks Industries, Inc. $.01 par value, common stock from Bruce A. Hinchey, James
   A. Meador, Jr., and Anne D. Zimmerman Revocable Trust dated November 14, 1991 and payment of goodwill and release of liability on employment agreements as of December 31, 1999 are as follows:

Redemption of 384,438 shares for:
  (a) All assets of W.E.S.T., Inc.
            Cash                                                      $       5,000
            Accounts receivable                                             637,000
            Costs on uncompleted contracts in excess
               of related billings                                            9,000
            Other current assets                                             48,000
            Property and equipment, net                                     786,000
            Other assets                                                     31,000
             Investment in excess of underlying equity
                 from consolidation                                         195,000

  Assume all liabilities of W.E.S.T., Inc.
            Notes payable                                                  (218,000)
            Current maturities of long-term debt                            (62,000)
            Accounts payable                                               (125,000)
            Accrued liabilities                                             (17,000)
            Long-term debt                                                 (107,000)

  (b) Certificate of deposit security on W.E.S.T., Inc. loans               200,000

  (c) Buildings
            Property and equipment, net                                     255,000
            Less associated debt - long-term                               (172,000)


Assets classified  as discontinued  operations  of environmental
   testing and management segment                                         1,465,000

  (d) All shares of Central Wyoming Properties, Inc.
            Land investment                                                 196,000

  (e) All shares of W.E.R.C. preferred stock
            Available for sale investments                                  100,000

  (f) To reflect the transfer of all overriding royalties                   101,000


Net assets and liabilities transferred in redemption of common
  stock                                                              $    1,862,000



                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                 FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED)

(g) The fair value of the 384,438 shares of Hawks redeemed was $1.49 per share resulting in a loss on the exchange of approximately $1,290,000, calculated as follows:

       Shares received (Treasury shares)
            (384,438 * $1.49)                                         572,000
       Net assets exchanged per above                              (1,862,000 )


       Loss on exchange                                         $  (1,290,000 )


The loss on the exchange relates to the value being given to the redeemed shareholders for settlement of goodwill, employment agreements and release of liabilities and is not an indication of a SFAS No. 121 impairment.

(2)To remove operating revenues and costs associated with the oil and gas overriding royalties as those assets have been included in the redemption discussed in Note (1) above. Unaudited financial statements related to these operations are presented at Exhibit I.

(3)To reflect the injection of capital per the Minimum Private Placement of Capital Stock by the Buyers. Buyers are contributing $5,000,000 in cash and $5,000,000 of an advance that North Star owes to them for 6,718,750 shares of Hawks Industries, Inc. $.01 par value, common stock with a value of $1.49 per share. The $5,000,000 advance to North Star will be paid by North Star to Hawks out of any cash generated from operations or the sale of leasehold interests, if necessary. Upon completion of the maximum capital infusion in Exhibit E, this advance becomes an inter-company account which eliminates in consolidation.

Cash                                                            $   5,000,000
Buyers' right to debt obligation from North Star
  Exploration                                                       5,000,000


Total guaranteed purchase price                                 $  10,000,000


Based  on  $.01  par  value  and  the  $1.49  fair  value,  the  components   of
Shareholders' Equity are as follows:

Common stock                                                     $      67,000

Capital in excess of par value on common stock                       9,933,000


                                                                    10,000,000

Less: debt obligation from North Star
  Exploration                                                       (5,000,000)


Net equity increase                                              $   5,000,000


(4)The weighted average number of common shares outstanding would increase to reflect the 6,718,750 shares issued upon acceptance of the Minimum Private Placement of Capital Stock.

                                  EXHIBIT "E"

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES

PRO FORMA AS ADJUSTED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS REFLECTING THE
   REDEMPTION OF PRINCIPAL SHAREHOLDERS' STOCK WITH CORPORATE ASSETS AND THE
              MAXIMUM PRO FORMA PRIVATE PLACEMENT OF COMMON STOCK

The accompanying pro forma as adjusted condensed consolidated financial statements illustrate the effect of the Maximum Private Placement of Common Stock. The condensed consolidated balance sheet as of December 31, 1999 is based on the historical balance sheet of North Star Exploration as of that date. The combination of the contemplated transactions of Hawks presented in the previous pro forma condensed consolidated financial statements at Exhibit D, taken together with the additional capital being issued in the Maximum Private Placement of Capital Stock through the transfer of ownership in North Star by the Buyers to the Company, results in the consolidation of North Star with the Company and reverse acquisition accounting. The pro forma financial statements at Exhibit D reflect the issuance of 6,718,750 shares of common stock at $1.49 per share to the Buyers for consideration of $10,000,000. The following pro forma financial statements give the Buyers the right to buy an additional
15,453,125 shares of common stock of Hawks at $1.49 per share for additional consideration of $23,000,000.

The consideration paid is anticipated to include common stock of North Star valued at $16,950,000, common stock of Zeus consolidated Holdings, Inc. ("Zeus"), a sister company of North Star, valued at $850,000 and the right to an additional $5,200,000 of advances to North Star by the Buyers. Upon completion of these transactions, Hawks will own 16,950,000 shares of North Star, or 89.45% of the outstanding voting common stock of North Star and 21,250 shares of Zeus or 85% of the voting common stock of Zeus. At the same time, the Buyers will become owners of 22,171,875 shares of Hawks (6,718,750 shares for $10,000,000 as reflected in Exhibit D and 15,453,125 for $23,000,000 as reflected in Exhibit
E), or 95.45% of the voting common stock of Hawks.

Consequently, the following pro forma financial statements begin with North Star and Zeus historical financial statements adjusted for the acquisition of Hawks after the previously described Redemption and Minimum Capital Infusion

The old shareholders of Hawks will own 4.55% of the outstanding common stock of Hawks when all transactions are completed. The fair value of that investment, based on the $33,000,000 of consideration given for the 95.45% interest in Hawks by the Buyers is equal to $1,573,000. Because of the reverse acquisition accounting, the difference between the net book value of Hawks at December 31, 1999 of $548,000 and the above fair value of $1,573,000 is recorded as a purchase adjustment of $1,025,000, of which, $900,000 has been allocated to Property and Equipment and the remaining $125,000 to Goodwill.

The condensed consolidated balance sheet as of December 31, 1999 assumes the transaction occurred on December 31, 1999. The condensed consolidated statements of operations assume the transactions took place on January 1, 1999.

After all of the transactions are completed, the effective ownership of North Star, the surviving entity for accounting purposes, will be as follows:

Purchasing Group                            85.38%
Old Hawks shareholders                       4.07%
Doyon                                       10.55%


                                           100.00%


                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
           PRO FORMA AS ADJUSTED CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)
                               December 31, 1999

                                                                       Hawks                          Redemption
                                                                    Redemption                        and Maximum
                                                                    and Minimum      Maximum            Capital
                                                                      Capital        Capital           Infusion
                                      North Star        Zeus         Infusion       Infusion           Pro Forma
                                      Historical     Historical      Pro Forma     Adjustments        As Adjusted
                                      ----------     ----------      ---------     -----------        -----------
ASSETS
     Cash                           $      20,432  $       6,065  $   5,023,000  $     910,776  (5) $   5,960,273
     Accounts receivable                  133,414              -         18,000       (133,414 )(7)        18,000
     Other current assets                     778              -         19,000              -             19,778
     Property & equipment, net            206,301              -        530,000        900,000  (6)     1,636,301
     Lease acquisition                    650,000              -              -              -            650,000
     Note receivable                            -              -         29,000              -             29,000
     Goodwill                                   -              -              -        125,000  (6)       125,000
     Other                                      -         11,293         35,000              -             46,293

Total assets                        $   1,010,925  $      17,358  $   5,654,000  $   1,802,362      $   8,484,645



LIABILITIES AND SHAREHOLDERS'
  EQUITY
     Notes payable                  $           -  $           -  $      75,000  $           -      $      75,000
     Advances from affiliate            8,643,112        157,903              -     (5,000,000 )(6)             -
                                                                                      (133,414 )(7)
                                                                                    (3,667,601 )(5)
     Accounts payable                     256,694         32,459         47,000              -  (7)       336,153
     Accrued liabilities                  633,267              -         32,000       (621,623 )(5)        43,644

Total liabilities                       9,533,073        190,362        154,000     (9,422,638 )          454,797


     Common shares                          1,000          1,800         81,000         (3,000 )(7)       235,800
                                                                                       155,000  (6)
     Capital  in  excess   of  par
  value on common stock                         -              -     13,273,000     (2,258,000 )(8)    17,088,000
                                                                                     5,200,000  (5)
                                                                                     1,025,000  (6)
                                                                                      (155,000 )(6)
                                                                                         3,000  (7)

     Retained deficit                  (8,523,148 )     (174,804 )   (2,258,000 )    2,258,000  (8)    (8,697,952 )

     Debt obligation receivable                 -              -     (5,000,000 )    5,000,000  (6)             -

     Treasury stock                             -              -       (596,000 )            -           (596,000 )

Total shareholders' equity             (8,522,148 )     (173,004 )    5,500,000     11,225,000          8,029,848

Total liabilities and
  shareholders' equity              $   1,010,925  $      17,358  $   5,654,000  $   1,802,362      $   8,484,645


See Notes to Pro Forma As Adjusted Financial Statements.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
      PRO FORMA AS ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                          Year ended December 31, 1999

                                                             Hawks                           Redemption
                                                          Redemption                         and Maximum
                                                          and Minimum      Maximum             Capital
                                                            Capital        Capital            Infusion
                             North Star       Zeus         Infusion        Infusion           Pro Forma
                             Historical    Historical      Pro Forma     Adjustments         As Adjusted
                             ----------    ----------      ---------     -----------         -----------

Operating revenue          $          -  $      16,013  $     108,000   $           -      $     124,013

Operating expenses            4,755,263        186,097        144,000         102,500  (9)     5,187,860


Operating loss               (4,755,263 )     (170,084        (36,000        (102,500         (5,063,847)

Other income                      3,779              -          5,000               -              8,779


Loss before income
  taxes                      (4,751,484 )     (170,084        (31,000        (102,500         (5,055,068)

Provision for taxes                   -              -              -               -                  -


Net loss                   $ (4,751,484 )$    (170,084  $     (31,000   $    (102,500      $  (5,055,068)



Weighted average number of
  common shares
  outstanding                                               7,750,268      15,453,125 (10)    23,203,393



Operating loss per common
  share                                                 $      *                           $       (0.22)





* Less than $.01 per share loss.

See Notes to Pro Forma As Adjusted Financial Statements.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                         NOTES TO PRO FORMA AS ADJUSTED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

The pro forma adjustments from the Maximum Placement of Common Stock to the condensed consolidated balance sheet and statements of operations are as follows:

(5)  To  reflect  the  additional  debt  obligation  from  North  Star   of
$5,200,000, which is expected to be incurred prior to this transaction and which will be contributed to Hawks by the Purchasing Group. As of December 31, 1999, $4,289,224 of the anticipated cash contribution is eliminated in consolidation against the remaining North Star and Zeus advance account of $3,667,601 and accrued interest of $621,623.

(6)To record the increase in fair value from the transaction of $1,025,000, which has been allocated $900,000 to oil and gas properties and $125,000 to goodwill, and to adjust the par value of the combined entity to reflect the issuance of 15,453,125 additional shares of common stock to the North Star shareholder group.

(7)To eliminate the 1,000 shares of North Star common stock outstanding as the shares of Hawks are the surviving shares. This entry also eliminates the 2,000 shares of common stock of Zeus outstanding because of consolidation and the intercompany accounts between North Star and Zeus of $133,414.


(8) To eliminate the retained deficit of Hawks of $2,258,000 because North Star is the survivor for accounting purposes.

(9)To record estimated depletion of oil and gas properties and amortization of goodwill related to the fair value adjustment using the estimated productive lives of the properties. The fair value of the oil and gas properties is supported by the discounted future net cash flows disclosed in Note 11 below.

(10) To adjust the weighted average number of common shares outstanding to reflect the issuance of the additional 15,453,125 shares of Hawks.

(11) Supplemental disclosure of reserve and standardized measures for remaining oil and gas properties as of December 31, 1999:

                          RESERVE QUANTITY INFORMATION
                    ( All Reserves are in the United States)

                                      1999
                                      ----
                                Bbls       MCF
                                ----       ---
Proved developed
    and undeveloped reserves
Beginning of year               58,100   1,075,300
Production                     (4,300)    (28,500)

End of year                     53,800   1,046,800

Proved developed reserves:      27,700     216,000



                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                         NOTES TO PRO FORMA AS ADJUSTED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                                  (Unaudited)


  STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOW AND CHANGES THEREIN
                     RELATED TO PROVED OIL AND GAS RESERVES
                    (All Reserves are in the United States)

                      Standardized Measure is as follows:

                                                            1999
                                                            ----
Future cash flows                                  $   2,760,000
Future production and development cost                  (778,000 )
Future income taxes, net of NOL carryforwards                  -

Future net cash flows                                  1,982,000
10% annual discount rate                                (595,000 )

     Discounted future net cash flows              $   1,387,000



The following are the principal sources of change

   in the standardized measure of discounted future net cash flows:

Balance, beginning of the year                     $   1,561,000
Sales, net of production cost                            (78,000 )
Net changes and production costs                        (252,000 )
Accretion of discount                                    156,000

     Balance, end of year                          $   1,387,000


Average Sales Price and Production Costs
----------------------------------------

                                 1999
                                 ----
Average sales price per bbl       $14.10
Average sales price per MCF         1.96
Average production cost per
  net equivalent bbl*               3.30

* Natural gas has been converted into equivalent bbls using a conversion ratio of 6:1.

                                  EXHIBIT "F"

                             WESTERN ENVIRONMENTAL
                            SERVICES & TESTING, INC.


                              FINANCIAL STATEMENTS
                                  (Unaudited)

                        AS OF DECEMBER 31, 1999 AND 1998
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                                 BALANCE SHEETS
                           December 31, 1999 and 1998
                                  (Unaudited)

                                                                 1999             1998
                                                                 ----             ----
                          ASSETS
                          ------
CURRENT ASSETS
     Cash                                                   $      5,000    $      45,000
     Accounts receivable                                         400,000          394,000
     Account receivable from affiliates                          237,000                -
     Prepaid expenses                                             39,000           34,000
     Costs on uncompleted contracts in excess of billings          9,000           15,000
      Other currents assets                                        9,000           17,000

               Total current assets                              699,000          505,000

PROPERTY AND EQUIPMENT, net (at cost)                            786,000          617,000

OTHER ASSETS                                                      31,000            5,000

                                                            $  1,516,000    $   1,127,000



           LIABILITIES AND SHAREHOLDER'S EQUITY
            ------------------------------------
CURRENT LIABIITIES
     Notes payable                                          $    218,000    $     138,000
     Current maturities of long-term debt                         62,000          113,000
     Accounts payable                                            125,000          143,000
     Accrued liabilities                                          17,000           12,000

               Total current liabilities                         422,000          406,000

LONG-TERM DEBT                                                   107,000          158,000

PAYABLE TO PARENT COMPANY                                        242,000          249,000

SHAREHOLDER'S EQUITY
     Common stock, no par value, 50,000 shares
       authorized; 10,000 shares issued in 1999 and 1998           1,000            1,000
     Retained earnings                                           744,000          313,000

                                                                 745,000          314,000

                                                            $  1,516,000    $   1,127,000


See Notes to Financial Statements

                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                  Years ended December 31, 1999, 1998 and 1997
                                  (Unaudited)

                                                   1999             1998           1997
                                                   ----             ----           ----
Operating revenue:
     Environmental testing and management    $    2,499,000   $    2,211,000  $  1,792,000
     Gain (loss) on sale of assets                   86,000           (2,000)        5,000

                                                  2,585,000        2,209,000     1,797,000

Operating expenses:
     Cost of sales                                1,623,000        1,367,000     1,259,000
     General and administrative                     525,000          490,000       486,000
     Depreciation and amortization                  120,000          106,000       103,000

                                                  2,268,000        1,963,000     1,848,000

Operating income (loss)                             317,000          246,000       (51,000)
Other income (expense):
     Interest expense                               (36,000          (36,000)      (26,000)
     Other income                                   150,000            4,000         2,000

Net income (loss) before taxes                      431,000          214,000       (75,000)
Provision for taxes
     Current                                             -                -             -
     Deferred                                            -                -             -

Net income (loss)                                   431,000          214,000       (75,000)

Retained Earnings at beginning of period            313,000           99,000       174,000

Retained Earnings at end of period           $      744,000   $      313,000   $    99,000


See Notes to Financial Statements

                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                            STATEMENTS OF CASH FLOWS
                  Years ended December 31,1999, 1998 and 1997
                                  (Unaudited)

                                                                 1999             1998            1997
                                                                 ----             ----            ----
Cash flows from operating activities:
     Income (loss) from operations                          $     431,000   $      214,000  $      (75,000)
     Adjustment to reconciles net loss to net
      cash provided:
        Depreciation and amortization                             120,000          106,000         103,000
        (Gain) loss on sale of assets                             (86,000)           2,000          (5,000)
        Changes in operating assets and
          liabilities:
             Increase in accounts receivable                       (6,000)        (117,000)        (18,000)
             (Increase) decrease in costs in
                excess of billings, prepaid
                expenses and other current assets                   9,000            3,000          53,000
             (Decrease) increase in accounts payable and
                  accrued expenses                                (13,000)          30,000         (83,000)


             Net cash flow provided by (used in)
                  operating activities                            455,000          238,000         (25,000)


Cash flows from investing activities:
     Purchase of property and equipment                          (294,000)        (212,000)        (30,000)
     Proceeds from sale of properties                              91,000            8,000          16,000
     Increase in other assets                                     (26,000)              -               -
     Loans from affiliates                                       (244,000)         (12,000)          9,000

Net cash flow used in operating activities                       (473,000)        (216,000)         (5,000)


Cash flows from financing activities:
     Proceeds from debt obligations incurred                      142,000          137,000         200,000
     Reduction of debt obligations                               (164,000)        (136,000)       (149,000)

Net cash flow provided by (used in) financing
     activities                                                   (22,000)           1,000          51,000
Increase (Decrease) in cash and cash equivalents                  (40,000)          23,000          21,000
Cash and cash equivalents at beginning of year                     45,000           22,000           1,000

Cash and cash equivalents at end of period                  $       5,000   $       45,000  $       22,000


See Notes to Financial Statements

                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

Western Environmental Services & Testing, Inc. is an environmental quality testing company with laboratory and offices located in Casper, Wyoming, Evanston, Wyoming and San Marcos, Texas. The Company's emphasis is on air quality testing but soil, water and asbestos testing is also performed. The Company provides services to the public although most clients are industrial entities. Fees for services are collected within 30-60 days.

On November 30, 1992, the Company merged with Hawks Industries, Inc., a publicly held Company, and has been a wholly owned subsidiary since that date.

1.        Summary of significant accounting policies follow:

          a. Cash and Cash Equivalents- For purposes of the statement of cash flows, the company onsiders all highly liquid debt instruments purchased with maturity of three months or less o be a cash equivalents.

          b. Depreciation- Property and equipment are depreciated over the assets estimated useful lives of 5 to 10 years using the straight-line method.

          c. Revenue and Cost Recognition-Income from environmental quality testing is reflected in the financial statements by the completed contract method whereby income and costs are recognized when the testing is completed and a report is issued. On large jobs the contract is broken into segments and billed when each segment is completed.

          d. Bad debts-Uncollectible accounts are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the

             valuation   method  required  by   generally  accepted   accounting
             principles.

2.        Property and equipment

          Property and equipment at December 31, 1999 and 1998 consisted of the following:

                                             1999             1998
                                             ----             ----
Engineering Equipment                   $    851,000     $    737,000
Lab Equipment                                213,000          457,000
Automotive Equipment                         207,000          200,000
Buildings                                     72,000                -
Furniture and fixtures                       247,000          199,000
Leasehold Improvements                        64,000           59,000
Other Equipment                               63,000           63,000

                                           1,717,000        1,715,000
Less Accumulated Depreciation                931,000        1,098,000

                                        $    786,000     $    617,000



                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                         NOTES TO FINANICAL STATEMENTS
                                  (Unaudited)

3.    Notes Payable, Long-Term Debt and Pledge Assets


Notes payable at December 31, 1999 and 1998 consisted of the following:

                                                                 1999              1998
                                                                 ----              ----
Revolving line of credit $200,000, interest at 6.46%,
     maturing February 19, 2000, collateralized by
     certificate of deposit held by parent Company          $     145,000    $     138,000
Short term note payable to bank, interest at 9.25%,
     maturing March 16, 2000, collateralized by buildings          73,000              -

                                                            $     218,000    $     138,000


Long-Term debt at December 31, 1999 and 1998 consisted of the following:

                                                                 1999              1998
                                                                 ----              ----
Installment loans payable, due at various times May 2001
     to August 2002, interest rates from 9.0% to 10%,
     secured by equipment                                   $      50,000    $      37,000
Note payable Wyoming Industrial Development
     Corporation, interest at 7.33%, payable $3,991 per
     month including interest until October 5, 2002,
     collateralized by equipment                                  119,000          157,000
Note payable Wyoming Industrial Development
     Corporation, interest at 6.96%, payable $4,475 per
     month including interest.                                        -             77,000


                                                                  169,000          271,000
Less Current Maturities                                            62,000          113,000

                                                            $     107,000    $     158,000


Aggregate maturities of long-term debt consisted of the following:

2000          62,000
2001          67,000
2002          40,000

          $  169,000



                                  EXHIBIT "G"
                          NORTH STAR EXPLORATION, INC.
                       (An Exploration Stage Corporation)

                              Financial Statements
                    As Of December 31, 1999 And 1998 And For
                  The Period From Inception (January 31, 1997)
                           Through December 31, 1999

             Together With Report Of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of North Star Exploration, Inc.:

We have audited the accompanying balance sheets of NORTH STAR EXPLORATION, INC. (a Nevada corporation in the exploration stage) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended and for the period from inception (January 31, 1997) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Star Exploration, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, and for the period from inception (January 31, 1997) through December 31, 1999 in conformity with accounting principles generally accepted in the United States.


                                                    /s/ARTHUR ANDERSEN LLP




Denver, Colorado,
    February 24, 2000.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)

                                 BALANCE SHEETS

                                                                        December 31,
                                                                        ------------

                                                                  1998                1999

               ASSETS
Cash and cash equivalents                                   $       10,936     $        20,432
Accounts receivable _ affiliates                                    45,188             133,414
Other receivables                                                    3,728                 778

          Total current assets                                      59,852             154,624


Lease acquisition costs                                            400,000             650,000
Equipment, net of accumulated depreciation
     of $10,937 and $44,219, respectively                           69,538             206,301

          Total assets                                      $      529,390     $     1,010,925



               LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES:
   Advances from affiliate                                  $    3,689,807     $     8,643,112
   Accounts payable                                                420,899             256,694
   Accrued interest                                                175,287             621,623
   Accrued liabilities                                              14,061              11,644

          Total current liabilities                              4,300,054           9,533,073

COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDERS' DEFICIT:
  Common stock; no par value; 20,000,000 shares
      authorized, issued and outstanding                             1,000               1,000
  Accumulated deficit                                           (3,771,664 )        (8,523,148 )

          Total shareholders' deficit                           (3,770,664 )        (8,522,148 )

          Total liabilities and shareholders' deficit       $      529,390     $     1,010,925


                 The accompanying notes to financial statements are an integral part of these balance sheets.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)

                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                                    Period From
                                                                     Inception
                                                                    (January 31,
                                                                       1997)
                                              Year Ended              Through
                                             December 31,           December 31,

                                         1998           1999            1999

COSTS AND EXPENSES:
  Exploration                       $   2,378,156  $   2,943,925  $    6,023,815
  General and administrative              435,385      1,331,720       1,837,270
  Depreciation                              9,782         33,282          44,219
  Interest expense                        152,463        446,336         621,623

          Total costs and expenses      2,975,786      4,755,263       8,526,927


OTHER INCOME                                    -          3,779           3,779


NET LOSS                            $  (2,975,786 )$  (4,751,484 )$   (8,523,148 )



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)
                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                                         Period From
                                                                                          Inception
                                                                                        (January 31,
                                                                                            1997)
                                                                  Year Ended                 To
                                                                 December 31,           December 31,
                                                             1998           1999            1999

CASH FLOWS FROM OPERATING
   ACTIVITIES:
     Net loss                                           $  (2,975,786 )$  (4,751,484 )$    (8,523,148 )
     Adjustments to reconcile net loss to net
       cash used in operating activities-
          Depreciation                                          9,782         33,282           44,219
          Increase (decrease) in accounts payable             367,623       (164,205 )        256,694
          Increase in accrued interest                        152,463        446,336          621,623
          Increase (decrease) in accrued liabilities           10,120         (2,417 )         11,644
          (Increase) decrease in accounts
              receivable - affiliates                          (7,580 )      (88,226 )       (133,414 )
          (Increase) decrease in other receivables             (3,728 )        2,950             (778 )

               Net cash used in operating activities       (2,447,106 )   (4,523,764 )     (7,723,160 )


CASH FLOWS FROM INVESTING
   ACTIVITIES:
     Lease acquisition costs                                 (200,000 )     (250,000 )       (650,000 )
     Purchase of equipment                                    (56,652 )     (170,045 )       (249,520 )

               Net cash used in investing activities         (256,652 )     (420,045 )       (899,520 )


CASH FLOWS FROM FINANCING
   ACTIVITIES:
     Advances from affiliate                                2,701,205      4,953,305        8,643,112

               Net cash provided by financing
                   activities                               2,701,205      4,953,305        8,643,112


NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALAENTS                                       (2,553 )        9,496           20,432

CASH AND CASH EQUIVALENTS,
     at beginning of period                                    13,489         10,936                -


CASH AND CASH EQUIVALENTS,
     at end of period                                   $      10,936  $      20,432  $        20,432



SUPPLEMENTAL DISCLOSURE OF
   NON-CASH ACTIVITIES:
     Issuance of common stock for promissory
       notes                                            $           -  $           -  $           900


     Issuance of common stock to Doyon in
       connection with lease acquisition
       agreement                                        $           -  $           -  $           100



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)

                       STATEMENT OF SHAREHOLDERS' DEFICIT
                       ----------------------------------

                FOR THE PERIOD FROM INCEPTION (JANUARY 31, 1997)
                ------------------------------------------------


                           THROUGH DECEMBER 31, 1999
                           -------------------------

                                                       Common Stock           Accumulated
                                                  Shares         Amount         Deficit         Total

INCEPTION, January 31, 1997                               -  $           -  $           -  $           -
  Issuance of common stock for
     promissory notes                            18,000,000            900              -            900

  Issuance of common stock to Doyon
     in connection with lease acquisition
     agreement                                    2,000,000            100              -            100

  Net loss                                                -              -       (795,878 )     (795,878 )


BALANCE, December 31, 1997                       20,000,000          1,000       (795,878 )     (794,878 )

  Net loss                                                -              -     (2,975,786 )   (2,975,786 )


BALANCE, December 31, 1998                       20,000,000          1,000     (3,771,664 )   (3,770,664 )

  Net loss                                                -              -     (4,751,484 )   (4,751,484 )


BALANCE, December 31, 1999                       20,000,000  $       1,000  $  (8,523,148 )$  (8,522,148 )



                 The accompanying notes to financial statements

                    are an integral part of this statement.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                           DECEMBER 31, 1999 AND 1998
                           --------------------------



1.  ORGANIZATION AND DESCRIPTION OF THE BUSINESS
    --------------------------------------------
      AND BASIS OF PRESENTATION:
      --------------------------

Organization and Description of the Business
--------------------------------------------

North Star Exploration, Inc., a Nevada corporation (the "Company" or "North Star"), is a privately held exploration company formed on January 31, 1997 for the purpose of acquiring, exploring and developing certain mineral properties in the State of Alaska.

On May 27, 1997, the Company entered into an Option Agreement (the "Agreement") with Doyon, Limited ("Doyon") with respect to certain lands in Alaska. The Agreement provides North Star with the exclusive right to explore for minerals until January 1, 2002, to lease prospects identified thereon, and to develop and produce minerals pursuant to such leases. The optioned lands encompass approximately seven million acres comprised of 24 individually named blocks, plus additional rights to surrounding lands within areas of interest.


The Agreement requires North Star to spend $9 million over the life of the Agreement, with minimum commitments per year and with specific minimum expenditures per block. Exploration expenditures in excess of the minimum amount may be carried forward and credited to expenditure requirements for future years with certain limitations. As of December 31, 1999, North Star had spent approximately $5.4 million of the $9 million required to be spent over the life of the Agreement.

At any time during the agreement term, North Star may, if it has conducted a specified minimum amount of drilling, made a specified minimum amount of exploration expenditures and received a positive pre-feasibility study with respect to a particular mineral area, exercise its option to lease that area for mineral development for a specified initial term. If North Star achieves commercial production during the initial term, the lease will continue so long as there is commercial production. North Star may obtain leases on an unlimited number of areas currently owned by Doyon, and on areas from lands selected by Doyon pursuant to the Alaska Native Claims Settlement Act, but not yet conveyed to Doyon.

Each mining lease will provide for an annual payment to Doyon commencing upon the execution of the lease of a specified amount per acre leased, but not less than a specified annual minimum total, until a feasibility study is delivered to Doyon. If a feasibility study is not delivered to Doyon before the fifth anniversary of the execution of the lease, the annual per acre and minimum total amounts increase. North Star must also incur minimum expenditures until the feasibility study is delivered to Doyon. Starting on the date of submittal of a feasibility study, North Star is required to pay Doyon a yearly advance royalty, which is larger than the annual minimum total that was payable prior to feasibility, and which is recoupable out of 50% of future royalties. From commencement of commercial production until payback, North Star is required to pay Doyon the larger of a specified percentage royalty of net smelter returns or a specified percentage of net profits, until payback, and the larger of an increased percentage royalty of net smelter returns or an increased percentage of net profits, after payback. Doyon reserves the right to buy a fractional portion of the equity in a project after deliverance of a positive feasibility study.

North Star was not in technical compliance with several provisions of the Agreement as of December 31, 1999. However, the Company has since received a waiver from Doyon regarding these variances through June 30, 2000.

Business Risks
--------------

The Company is currently exploring for minerals and has yet to exercise any options to lease prospects. The Company has therefore not produced any revenues since inception and there can be no assurance that revenues will be generated during fiscal 2000.

The Company's operations will be significantly affected by the market price of gold. Gold prices can fluctuate widely and are affected by numerous factors that are beyond the Company's control. In July 1999, the market price for gold declined to its lowest level in 20 years. A further sustained period of low gold prices could influence the Company's decisions whether to develop mineral prospects and could have a material adverse effect on the Company's financial position, results of operations and its ability to raise adequate financing.

The Company has a funding agreement with Equistar Consolidated Holdings LLC ("Equistar"). Equistar is owned 50% by certain shareholders who have a 45% ownership interest in North Star. The remaining 50% interest in Equistar is owned by a Partnership which solely owns a Company that has a 45% interest in North Star.

Equistar has funded the operations of the Company since inception and North Star's ability to continue as a going concern is dependent upon the continued support of Equistar or obtaining an alternate source of financing. Equistar has committed to fund the operations of the Company, even if the merger contemplated in Note 6 is completed, through March 31, 2001, unless other financing is secured prior to that date.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Presentation
---------------------

The accompanying financial statements are presented on the accrual basis of accounting, in accordance with generally accepted accounting principles.

Exploration Stage Enterprise
----------------------------

The Company is in the exploration stage and is accounted for in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Equipment and Mineral Rights
----------------------------

Expenditures for equipment are stated at cost. Depreciation is provided using the straight-line method over useful lives ranging from 3 to 7 years.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed, the costs incurred to develop the property will be capitalized. Significant payments related to the acquisition of exploration interests are also capitalized. If a mineable ore body is discovered, acquisition costs will be amortized using a units-of-production method. If no mineable ore body is discovered, acquisition costs will be expensed in the period in which it is determined the property has no future economic value.

The Company adopted American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), effective January 1, 1998. Under this accounting method, certain costs such as organization, training and pre-feasibility expenses incurred during the start-up phase of a project are expensed as incurred. Adoption of SOP 98-5 did not have a material impact on the financial statements.

Long-Lived Assets
-----------------

The Company evaluates potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" SFAS No. 121 established procedures for review of recoverability, and measurement of impairment if necessary, of long-lived assets held and used by the Company. SFAS No. 121 requires that those assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. SFAS No. 121 also requires any long-lived assets to be disposed of to be reported at the lower of carrying amount or fair value less estimated selling costs. Fair value is determined using an estimated future cash flow analysis. An impairment is considered to exist if total estimated future cash flows on an undiscounted basis is less than the carrying amount of the asset.
An impairment loss is then measured and recorded based on discounted estimated future cash flows. Future cash flows include estimates of recoverable ounces, gold prices (considering current and historical prices, price trends and related factors), production, capital and reclamation costs.

Income Taxes
------------

The Company follows the provisions of SFAS No. 109 "Accounting for Income Taxes" which requires the use of the asset and liability method of computing deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the book basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when those amounts are realized or settled.

Fair Value of Financial Instruments
-----------------------------------

The carrying values of the Company's cash and cash equivalents, accounts payable, accrued liabilities and advances from affiliate approximate their estimated fair values due to the short-term maturities of these assets and liabilities.

Reclassifications
-----------------

Certain amounts in prior years have been reclassified to conform to the current year presentation.

3.  INCOME TAXES:
    -------------

The components of deferred taxes follow:

                                     December 31,      December 31,
                                         1998              1999

Deferred tax assets:
  Net operating loss carryforwards  $    1,362,005   $    3,043,247
  Tax basis over book                            -          160,269


Deferred tax liability:
  Book basis over tax                       (3,332)               -


  Net deferred tax asset                 1,358,673        3,203,516

  Valuation allowance                   (1,358,673)      (3,203,516)

                                    $            -   $            -



At December 31, 1999, the Company had net operating loss carryforwards ("NOL") to offset future income for federal income tax purposes of approximately $8,115,000.

The Company established a valuation allowance against its deferred tax asset due to the losses incurred by the Company since inception. The Company's ability to generate future taxable income to utilize the NOL is uncertain.

4.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

Doyon Agreement
---------------

In accordance with the Agreement, as of December 31, 1999, the Company is required to make annual lease acquisition payments of $300,000 for both 2000 and 2001.

The Company's required exploration expenditures under the Agreement, as of December 31, 1999, represent $1,300,000 and $2,300,000 for 2000 and 2001, respectively.

Future Lease Commitments
------------------------

The Company has certain operating leases for office space and equipment with terms ranging from three to seven years.

The minimum future payments under the terms of the operating leases are as follows:

Years ending December 31,
2000          $  227,561
2001             227,561
2002             216,572
2003             207,820
2004             205,892
Thereafter       274,522
            ------------
              $1,359,928
               =========


The Company recorded expenses related to these operating leases of $233,269 and $66,013 during 1999 and 1998, respectively.

Environmental Laws and Regulations
----------------------------------

The Company's management believes that it is in compliance with environmental laws and regulations as currently enacted. The Company's management has filed all necessary permits to fulfill current environmental compliance requirements. However, the exact nature of environmental compliance, which the Company may be exposed to in the future, cannot be predicted. This is primarily due to the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities. Provisions for reclamation will be made when mining begins.

5.  RELATED PARTY TRANSACTIONS:
    ---------------------------

Accounts Receivable _ Affiliates
--------------------------------

In 1999, the Company advanced funds totaling $129,635 to Zeus Consolidated Holdings, Inc. ("Zeus"). The advanced funds bear interest at 7% per annum and are due in 2000. At December 31, 1999 accrued interest totaled $3,779. North Star and Zeus have common ownership.

Advance From Affiliate
----------------------

Advances from Equistar accrue interest at 7% per annum with all amounts outstanding maturing on October 31, 2000, subject to the funding commitment discussed in Note 1. The Company owed $8,643,112 and $3,689,807 in principal and $621,623 and $175,287 in accrued interest to Equistar as of December 31, 1999 and December 31, 1998, respectively.

Management Fee
--------------

Beginning in January 1999, Equistar began charging the Company a management fee of $35,000 per month for administrative services performed on behalf of the Company. The Company incurred total expense of $420,000 which is included in the accompanying statements of operations as of December 31, 1999.

6.  CONTROLLING INTEREST IN
    -----------------------
      PUBLICLY TRADED COMPANY:
      -----------------------

On June 10, 1999, Company shareholders representing 90% of the outstanding shares of the Company (the "Buyers") entered into an agreement to purchase a controlling interest in a publicly traded company. As part of the consideration, the Buyers, at their election, may transfer their right to the obligations of North Star resulting from the advances made by Equistar, to the shareholders of the publicly traded company as partial payment for the acquisition.


7.  LETTER OF INTENT WITH INTERNATIONAL BRAVO
    -----------------------------------------
      RESOURCE CORPORATION
      --------------------

On July 5, 1999, North Star entered into a letter of intent with International Bravo Resource Corporation ("Bravo") giving Bravo the right to acquire a 51% interest in certain properties by issuing 200,000 shares of Bravo to North Star and by spending at least $5 million on the properties over a period of six years. The letter of intent further states that, upon the completion of the acquisition of a 51% interest in the properties by Bravo, it and North Star intend to enter into a joint venture agreement which will include a provision for Bravo to increase its interest to 70% in designated specific prospects within the area of the properties. Consummation of the transaction is conditioned upon execution of a final contract and approval of the transaction by Doyon and the regulatory authorities.

8.  SUBSEQUENT EVENT:
    -----------------

On January 17, 2000, the Company's shareholders approved a resolution to increase the number of authorized shares to 20,000,000, to split presently outstanding shares 800 to 1 and to withhold 1,050,000 shares proportionately from each existing shareholder, with the exception of Doyon, from the shares issuable to each of them in the stock split, to be retained in the Company's treasury and reserved for issuance pursuant to stock options that may be granted in the future to employees. The financial statements have been retroactively adjusted for all periods presented to reflect this transaction and the ownership of the 90% shareholders group discussed above has been reduced to 84 3/4%.

                                  EXHIBIT "H"
                                  -----------
                        ZEUS CONSOLIDATED HOLDINGS, INC.
                       (An Exploration Stage Corporation)

                       Consolidated Financial Statements
                        As Of December 31, 1999 And For
                   The Period From Inception (March 1, 1999)
                           Through December 31, 1999

             Together With Report Of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Zeus Consolidated Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of ZEUS CONSOLIDATED HOLDINGS, INC. (a Nevada corporation in the exploration stage) and subsidiary as of December 31, 1999 and the related statement of operations, shareholders' deficit, and cash flows for the period from inception (March 1, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zeus Consolidated Holdings, Inc. and subsidiary as of December 31, 1999 and the results of their operations and their cash flows for the period from inception (March 1, 1999) through December 31, 1999 in conformity with accounting principles generally accepted in the United States.


                                   /S/ ARTHUR ANDERSEN LLP




Denver, Colorado,
    April 10, 2000.

                        ZEUS CONSOLIDATED HOLDINGS, INC.
                        --------------------------------
                       (An Exploration Stage Corporation)

                                 BALANCE SHEET
                                 -------------

                            AS OF DECEMBER 31, 1999
                            -----------------------



                                     ASSETS
                                     ------


CASH AND CASH EQUIVALENTS                       $     6,065
                                                -----------
          Total current assets                        6,065
                                                -----------
INVESTMENT IN INTERNATIONAL BRAVO RESOURCE
  CORPORATION                                        11,293
                                                -----------
          Total assets                           $   17,358
                                                  =========


                     LIABILITIES AND SHAREHOLDERS' DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
  Accounts payable                               $   32,459
  Advances from North Star                          129,635
  Advances from Equistar                             24,300
  Accrued interest payable                            3,968
                                                -----------
          Total current liabilities                 190,362

COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDERS' DEFICIT:
  Common stock; no par value; 25,000 shares
     authorized; 22,500 shares issued and
     outstanding                                      1,800
  Accumulated other comprehensive loss               (4,720)
  Accumulated deficit                              (170,084)
                                                -----------
          Total shareholders' deficit              (173,004)
                                                -----------
     Total liabilities and shareholders'
      deficit                                    $   17,358
                                                  =========


                 The accompanying notes to financial statements
                  are an integral part of this balance sheet.

                        ZEUS CONSOLIDATED HOLDINGS, INC.
                        --------------------------------
                       (An Exploration Stage Corporation)


                            STATEMENT OF OPERATIONS
                            -----------------------

                     PERIOD FROM INCEPTION (MARCH 1, 1999)
                     -------------------------------------

                           THROUGH DECEMBER 31, 1999
                           -------------------------



REVENUES:

  Option payments (Note 1)                 $    16,013

COSTS AND EXPENSES:
  Exploration                                  103,573
  General and administrative                    78,556
  Interest expense                               3,968
                                           -----------
NET LOSS                                      (170,084)

  Unrealized loss on available-for-sale
   securities                                   (4,840)
  Change in cumulative translation
   adjustment                                      120
                                           -----------
COMPREHENSIVE LOSS                           $(174,804)
                                              ========


                 The accompanying notes to financial statements
                    are an integral part of this statement.

                        ZEUS CONSOLIDATED HOLDINGS, INC.
                        --------------------------------
                       (An Exploration Stage Corporation)

                            STATEMENT OF CASH FLOWS
                            -----------------------

                     PERIOD FROM INCEPTION (MARCH 1, 1999)
                     -------------------------------------

                           THROUGH DECEMBER 31, 1999
                           -------------------------




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                        $(170,084)
  Adjustments to reconcile net loss to net cash
     used in operating activities-
       Increase in accounts payable                  32,459
       Increase in accrued interest                   3,968
       Increase in non-cash option revenue          (16,013)
                                               ------------
          Net cash used in operating activities    (149,670)
                                               ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from North Star                          129,635
  Advances from Equistar                             24,300
  Issuance of common stock                            1,800
                                               ------------
          Net cash provided by
           financing activities                     155,735
                                               ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS             6,065

CASH AND CASH EQUIVALENTS,
   at beginning of period                           -
                                               ------------
CASH AND CASH EQUIVALENTS, at end of year      $      6,065
                                                ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING ACTIVITY:
     Purchase of investment in International Bravo

       Resources Corporation                    $    16,013
                                                 ==========


                 The accompanying notes to financial statements
                    are an integral part of this statement.


                        ZEUS CONSOLIDATED HOLDINGS, INC.
                        --------------------------------
                       (An Exploration Stage Corporation)

                       STATEMENT OF SHAREHOLDERS' DEFICIT
                       ----------------------------------

                 FOR THE PERIOD FROM INCEPTION (MARCH 1, 1999)
                 ---------------------------------------------

                           THROUGH DECEMBER 31, 1999
                           -------------------------


                                                                Accumulated
                                                                   Other
                                      Common Stock             Comprehensive

                                  Shares         Amount        Income (Loss)       Deficit         Total

INCEPTION, March 1, 1999                  -  $           -  $                -  $           -  $           -

Issuance of common stock             22,500          1,800                   -              -          1,800
Change in cumulative
  translation adjusment                   -              -                 120              -            120

Unrealized loss on available-
  for-sale securities                     -              -              (4,840)             -         (4,840)

     Net loss                             -              -                   -       (170,084)      (170,084)


BALANCE,
  December 31, 1999                  22,500  $       1,800  $           (4,720) $    (170,084) $    (173,004)



                 The accompanying notes to financial statements
                    are an integral part of this statement.

                        ZEUS CONSOLIDATED HOLDINGS, INC.
                       (An Exploration Stage Corporation)


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                           DECEMBER 31, 1999 AND 1998
                           --------------------------



1.  ORGANIZATION AND DESCRIPTION OF THE BUSINESS
    --------------------------------------------
      AND BASIS OF PRESENTATION:
      --------------------------

Organization and Description of the Business
--------------------------------------------

Zeus Consolidated Holdings, Inc., a Nevada corporation (the "Company" or "Zeus") is a private corporation formed on March 1, 1999 for the purpose of exploring and developing properties, in which it holds mineral rights, in the State of Alaska. The three mineral properties in the exploration and development stage of which Zeus has been primarily involved in are known as the Divide, Central and West Pogo properties. Exploration and development of these properties is provided for in a letter agreement with International Bravo Resource Corporation ("Bravo"), a publicly owned British Columbia corporation, the shares of which are traded on the Canadian Venture Exchange. The letter agreement gives Bravo the right to elect to acquire a 51% interest in each of the three properties for a consideration of (1) the issuance by Bravo to Zeus, in accordance with a specified schedule, of 200,000 shares of Bravo common stock for each of the properties in which it elects to acquire such interest and (2) the incurring by Bravo, in accordance with a specified schedule, of expenditures for maintenance, exploration and development totaling to $1 million by December 31, 2002 in the case of each of two of the properties and $3 million by December 31, 2003 in the case of the third property, so that, if Bravo elects to exercise its rights with respect to all three properties, the total consideration under the terms of the agreement will be 600,000 shares of Bravo common stock and $5 million of expenditures by Bravo. An initial installment of 150,000 shares was issued to Zeus by Bravo on September 29, 1999, which was recorded by the Company at its fair market value on that date.

It is further provided that each of the properties as to which Bravo completes the required transfer of shares and expenditures will become the subject of a joint venture, or be transferred to a new limited liability company, in which the initial interests of the parties will be 51 percent for Bravo and 49 percent for Zeus, both subject to dilution in the event of an election by a party not to contribute its proportionate share of proposed programs or budgets for future development of the property.

Business Risks
--------------

The Company is currently exploring for minerals and has yet to generate any revenues from mineral exploration since inception and there can be no assurance that revenues will be generated during fiscal 2000.

The Company's operations will be significantly affected by the market price of gold. Gold prices can fluctuate widely and are affected by numerous factors that are beyond the Company's control. In July 1999, the market price for gold declined to its lowest level in 20 years. A further sustained period of low gold prices could have a material adverse effect on the Company's financial position, results of operations and its ability to raise adequate financing.

The Company has funding agreements with Equistar Consolidated Holdings LLC ("Equistar") and North Star Exploration, Inc. ("North Star"). North Star and Zeus share substantially common ownership. Equistar is owned 50% by certain shareholders who have a 45% ownership interest in North Star. The remaining 50% interest in Equistar is owned by a Partnership which solely owns a Company that has a 45% interest in North Star.

North Star and Equistar have funded the operations of the Company since inception and the Company's ability to continue as a going concern is dependent upon the continued support of Equistar or upon obtaining an alternate source of financing. Equistar is committed to fully fund the operations of the Company until March 31, 2001, unless other financing is secured prior to that time.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Presentation
---------------------

The accompanying financial statements are presented on the accrual basis of accounting, in accordance with generally accepted accounting principles.

Exploration Stage Enterprise
----------------------------

The Company is in the exploration stage and is accounted for in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Mineral Rights
--------------

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed, the costs incurred to develop the property will be capitalized. Significant payments related to the acquisition of exploration interests are also capitalized. If a mineable ore body is discovered, acquisition costs will be amortized using a units-of-production method. If no mineable ore body is discovered, acquisition costs will be expensed in the period in which it is determined the property has no future economic value.

Costs such as organization, training and pre-feasibility expenses incurred during the start-up phase of a project will be expensed as incurred.

Income Taxes
------------

The Company follows the provisions of SFAS No. 109 "Accounting for Income Taxes" which requires the use of the asset and liability method of computing deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the book basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when those amounts are realized or settled.

Fair Value of Financial Instruments
-----------------------------------

The carrying values of the Company's cash and cash equivalents, accounts payable and advances from affiliates approximate their estimated fair values due to the short-term maturities of these assets and liabilities.

3.  INCOME TAXES:
    -------------

The components of deferred taxes follow:
                                          December 31,
                                               1999
                                          -------------
  Deferred tax assets:
     Net operating loss carryforwards     $  59,529
                                           ----------
     Net deferred tax asset                  59,529


     Valuation allowance                    (59,529)
                                           ----------
                                          $     -
                                           ===========


At December 31, 1999, the Company had net operating loss carryforwards ("NOL") to offset future income for federal income tax purposes of approximately $170,084.

The Company established a valuation allowance against its deferred tax asset due to the losses incurred by the Company since inception. The Company's ability to generate future taxable income to utilize the NOL is uncertain.

4.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

The Company's management believes that it is in compliance with environmental laws and regulations as currently enacted. The Company's management has filed all necessary permits to fulfill current environmental compliance requirements. However, the exact nature of environmental compliance, which the Company may be exposed to in the future, cannot be predicted. This is primarily due to the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities. Provisions for reclamation will be made when mining begins.

5.  RELATED PARTY TRANSACTIONS:
    ---------------------------

Advances from North Star accrue interest at 7% per annum and are due in 2000. The Company owed $129,635 in principal and $3,779 in accrued interest to North Star as of December 31, 1999.

Advances from Equistar accrue interest at 7% per annum and are due in 2000. The Company owed $24,300 in principal and $189 in accrued interest to Equistar as of December 31, 1999.

                                  EXHIBIT "I"


                             HAWKS INDUSTRIES, INC.

                              OVERRIDING ROYALTIES
                              FINANCIAL STATEMENTS
                                  (Unaudited)

                        AS OF DECEMBER 31, 1999 AND 1998
            AND FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                             HAWKS INDUSTRIES, INC.
                              OVERRIDING ROYALTIES
                            STATEMENTS OF NET ASSETS
                           DECEMBER 31, 1999 AND 1998
                                  (Unaudited)

                                   1999         1998
                                   ----         ----
Oil and gas property           $  202,000   $  283,000
Less accumulated depletion        101,000       87,000


NET ASSETS                     $  101,000   $  196,000




See Notes to Financial Statements.

                             HAWKS INDUSTRIES, INC.
                              OVERRIDING ROYALTIES
                        STATEMENTS OF REVENUES, EXPENSES
                            AND CHANGES IN NET ASSETS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                                  (Unaudited)

                                                  1999         1998          1997
                                                  ----         ----          ----
Revenues:
     Oil and gas sales                       $    61,000   $   107,000   $    87,000


Expenses:
     Production costs                             10,000        16,000        10,000
     Depletion expense and impairment             95,000        19,000        22,000
     Allocated corporate overhead                  3,000         4,000         5,000

                                                 108,000        39,000        37,000

                                                 (47,000 )      68,000        50,000
     Income tax                                      -             -             -


Net income (loss)                                (47,000 )      68,000        50,000

Net assets, beginning of year                    196,000       215,000       237,000
Dividends to Parent Company                      (48,000 )     (87,000 )     (72,000)

Net assets, end of year                      $   101,000   $   196,000   $   215,000


See Notes to Financial Statements.

                             HAWKS INDUSTRIES, INC.
                              OVERRIDING ROYALTIES
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                                  (Unaudited)


                                                   1999           1998            1997
                                                   ----           ----            ----
Cash flows from operating activities

Net income (loss)                            $     (47,000 ) $      68,000   $      50,000
Adjustments to reconcile net income (loss)
   to net cash provided by operating
   activities
         Depletion                                  14,000          19,000          22,000
         Impairment of oil and gas property         81,000               -               -

Net cash flows provided by operating                48,000          87,000          72,000
   activities


Cash flow from investing activities                      -               -               -


Cash flow from financing activities
Dividends to Parent Company                        (48,000 )       (87,000 )       (72,000)

Net cash flows used in financing activities        (48,000 )       (87,000 )       (72,000)

Change in cash                                           -               -               -

Cash beginning of year                                   -               -               -

Cash end of year                             $           -   $           -   $           -




See Notes to Financial Statements.

                             HAWKS INDUSTRIES, INC.
                              OVERRIDING ROYALTIES
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)

The financial statements present only the oil and gas revenue and expenses and allocated corporate overhead from the overriding royalties interest in oil and gas properties owned by Hawks Industries, Inc (The "Company"). In 1992, the Company de-emphasized its oil and gas activities. The overriding royalties are being held as an investment and require a minimum amount of corporate overhead to manage.

1. Summary of Significant Accounting Policies follow:

Property and equipment:

The Company uses the successful efforts method of accounting for oil and gas producing activities as prescribed by Statement of Financial Accounting Standards (SFAS) Statement No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies". Under this method, the costs of unsuccessful exploratory wells and delay rentals are expensed as incurred. Lease acquisition costs and costs of drilling and equipping productive exploratory and all development wells are capitalized. Depreciation and depletion of producing properties and equipment is computed by the unit-of-production method using Company estimates of unrecovered proved producing oil and gas reserves.

Unamortized capital costs of proved oil and gas properties at a field level are reduced to fair value if the sum of expected undiscounted future cash flows is less than net book value. In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", fair value is determined by discounting expected future cash flows from proved reserves using 10% and 15% discount rates commensurate with the risks involved.

2. Impairment of Producing Properties

For the year ended December 31, 1999, the Company recorded an impairment of its producing oil and gas properties in the amount of $81,000. The impairment was recorded to depreciation, depletion and amortization expense. Using a Company authorized reserve study, the Company determined the fair value of the properties using discounted future estimated cash flows.

                             HAWKS INDUSTRIES, INC.
                              OVERRIDING ROYALTIES
                           SUPPLEMENTARY INFORMATION
                DISCLOSURES OF OIL AND GAS PRODUCING ACTIVITIES
                                  (Unaudited)

Disclosures of Oil and Gas Producing Activities
-----------------------------------------------

In accordance with FASB Statement No. 69 "Disclosure About Oil and Gas Activities", the Company presents estimates of oil and gas reserves in order to assist the reader in making an evaluation of the Company's reserves. Inherent in the reserve evaluation process are numerous risks associated with attempting to quantify unknown volumes and unknown costs. The reader is reminded therefore that the following information is not presented as actual, but rather as estimates of future expectations. The following reserve information was based on year-end prices. The reader is reminded that oil and gas prices have fluctuated since year-end and management foresees further fluctuation, both up and down.

         CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES
                   (All Activities are in the United States)

                                                        DECEMBER 31,
                                                        ------------

                                             1999           1998           1997
                                             ----           ----           ----
Proved oil and gas properties           $    202,000  $     283,000  $     283,000
Accumulated depreciation, depletion
      and amortization, and valuation
      allowances                             101,000         87,000         68,000

Net Capitalized costs                   $    101,000  $     196,000  $     215,000



Cost  incurred  in  oil  and  gas  acquisition,  exploration,  and   development
--------------------------------------------------------------------------------
activities
----------

The Company had no acquisition, exploration or development costs because its oil and gas interests represent only overriding royalty interests.

Change in reserves

The Company has not had reserve (1) reports prepared since 1991, because of the cost to prepare and oil and gas sales being a minor amount on the Company's Statements of Operations. When required to prepare a reserve report to present information as required by FASB 69, the Company authorized a reserve study at the end of 1999.


(1) The reserves were determined by an independent consulting geoloist as of December 31, 1999.

RESERVE QUANTITY INFORMATION
                    ( All Reserves are in the United States)

                                     1999                1998                1997
                                     ----                ----                ----
                                  Bbls  MCF           Bbls  MCF           Bbls  MCF
Proved developed
    and undeveloped reserves
Beginning of year                6,800   134,700     8,800   169,700     9,900   198,000
Production                     (1,000)  (19,500)   (2,000)  (35,000)   (1,100)  (28,300)

End of year                      5,800   115,200     6,800   134,700     8,800   169,700



Proved developed reserves:       5,800    85,000     6,800   104,700     8,800   139,700



  STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOW AND CHANGES THEREIN
                     RELATED TO PROVED OIL AND GAS RESERVES
                    (All Reserves are in the United States)

                      Standardized Measure is as follows:

                                                       1999          1998          1997
                                                       ----          ----          ----
Future cash flows                                  $   358,000   $   403,000  $    570,000
Future production and development cost                 (58,000)      (60,000)      (64,000)
Future Income taxes, net of NOL carryforwards             -             -              -

Future net cash flows                                  300,000       343,000       506,000

10% annual discount rate                               (90,000)     (103,000)     (152,000)

     Discounted future net cash flows              $   210,000   $   240,000  $    354,000


The following are the principal sources of change in the standardized measure of discounted future net cash flows:

Balance, beginning of the year                     $   240,000   $   354,000  $    293,000
Sales, net of production cost                          (51,000)      (91,000)      (48,000)
Net Changes in process and production costs             (3,000)      (58,000)       80,000
Accretion of discount                                   24,000        35,000        29,000

     Balance, end of year                          $   210,000   $   240,000  $    354,000


Average Sales Price and Production Costs
----------------------------------------

The following table reflects information concerning each of the last three fiscal years:

                                1999      1998      1997
                                ----      ----      ----
Average sales price per bbl     $14.50     $9.90    $22.00
Average sales price per MCF       2.38     2.49       2.22
Average production cost per
  net equivalent bbl*             2.35    2.04        1.72

* Natural gas has been converted into equivalent bbls using a conversion ratio of 6:1.
